Exhibit 10.1

LOAN AGREEMENT

Dated as of May 5, 2023

By and between

WHLR-ALEX CITY MARKETPLACE LLC, a Delaware limited liability company,
WHLR-SUNSHINE SHOPPING PLAZA, LLC, a Delaware limited liability company, WHLR-PARKWAY PLAZA, LLC, a Delaware limited liability company,
WHLR-RIVERBRIDGE SHOPPING CENTER, LLC, a Delaware limited liability company, WHLR-HARRODSBURG MARKETPLACE LLC, a Delaware limited liability company, WHLR-CARDINAL PLAZA, LLC, a Delaware limited liability company,
WHLR-FRANKLINTON SQUARE, LLC, a Delaware limited liability company,
WHLR-NASHVILLE COMMONS, LLC, a Delaware limited liability company,
WHLR-FRANKLIN VILLAGE, LLC, a Delaware limited liability company,
WHLR-GROVE PARK, LLC, a Delaware limited liability company,
WHLR-PCSC ASSOCIATES, LLC, a Delaware limited liability company and
WHLR-PIERPONT CENTER, LLC, a Delaware limited liability company each, as an Individual Borrower, and, jointly, severally, and individually and collectively, as the context may require, as Borrower

and

INSURANCE STRATEGY FUNDING XXVIII, LLC, a Delaware limited liability company as Lender

Property:
Project Lightyear Portfolio

Loan Amount: $61,100,000.00

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TABLE OF CONTENTS
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Schedules and Exhibits
Schedule 3.17 – Use Restrictions
Schedule 3.22 – Material Agreements
Schedule 3.34 – REAs
Schedule 4.26 – Required Repairs
Exhibit A – Rent Roll
Exhibit B – Organizational Chart
Exhibit C – O&M Program
Exhibit D – Allocated Loan Amounts
Exhibit E – Initial Specified Tenants
Exhibit F – Forms of Winn Dixie Estoppels

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LOAN AGREEMENT
THIS LOAN AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 5, 2023 (the “Execution Date”), by and between INSURANCE STRATEGY FUNDING XXVIII, LLC, a Delaware limited liability company, having an address at c/o J.P. Morgan Asset Management, 277 Park Avenue, 23rd Floor, New York, New York 10172 (together with its successors and assigns, “Lender”) and each of WHLR-ALEX CITY MARKETPLACE LLC, a Delaware limited liability company, WHLR-SUNSHINE SHOPPING PLAZA, LLC, a Delaware limited liability company, WHLR-PARKWAY PLAZA, LLC, a Delaware limited liability company, WHLR-RIVERBRIDGE SHOPPING CENTER, LLC, a Delaware limited liability company, WHLR-HARRODSBURG MARKETPLACE LLC, a Delaware limited liability company, WHLR-CARDINAL PLAZA, LLC, a Delaware limited liability company, WHLR-FRANKLINTON SQUARE, LLC, a Delaware limited liability company, WHLR-NASHVILLE COMMONS, LLC, a Delaware limited liability company, WHLR-FRANKLIN VILLAGE, LLC, a Delaware limited liability company, WHLR-GROVE PARK, LLC, a Delaware limited liability company, WHLR-PCSC ASSOCIATES, LLC, a Delaware limited liability company and WHLR-PIERPONT CENTER, LLC, a Delaware limited liability company, each having an address at c/o Wheeler Real Estate Company 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452 (each, an “Individual Borrower” and jointly, severally, and individually and collectively, as the context may require, “Borrower”).
All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.
W I T N E S S E T H:
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1Definitions.
For all purposes of this Agreement, except as otherwise expressly provided:
“Acceptable LLC” shall mean a limited liability company formed under Delaware law which has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company.
“Accrual Period” shall mean the period commencing on the first (1st) day of a calendar month and ending on the last day of such calendar month; provided that if this Agreement is dated as of any date other than the first (1st) day of a month, the first Accrual Period shall (i) consist of only the Closing Date, if the Closing Date is the last day of a month, and (ii) otherwise commence on the Closing Date and end on the last day of the calendar month in which Closing Date occurs.

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“Act” shall have the meaning set forth in Section 4.21(b) hereof.
“Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, (ii) any other Person which is directly or indirectly Controlled by, Controls or is under common Control (as each is hereinafter defined) with such Person or one or more of the Persons referred to in the preceding clause (i), and (iii) any other Person who is a senior executive officer, director or trustee of such Person or any Person referred to in the preceding clauses (i) and (ii); provided, however, in no event shall the Lender or any of its Affiliates be an Affiliate of Borrower.
“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.
“Agreement” shall have the meaning set forth in the Introductory paragraph.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration Threshold” shall mean an amount equal to 5% of the maximum principal amount of the Loan.
“Annual Budget” shall have the meaning set forth in Section 4.11(c) hereof.
“Allocated Loan Amount” shall mean, with respect to an Individual Property, the principal amount of the Loan allocated by Lender to such Individual Property as set forth on Exhibit D attached hereto, as the same may be adjusted by Lender in accordance with the terms hereof.
“Applicable Interest Rate” shall mean, with respect to each Accrual Period, an interest rate per annum equal to 6.194%.
“Application” shall mean that certain Mortgage Loan Application dated March 6, 2023 between Lender (or an Affiliate thereof) and Borrower (or an Affiliate thereof), with respect to the Loan.
“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.
“Approved Annual Budget” shall have the meaning set forth in Section 4.11(c) hereof.
“Assignment of Leases and Rents” shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the applicable Individual Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Management Agreement” shall mean that certain Assignment of Property Management Agreement dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

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“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, any other federal, state or foreign bankruptcy or insolvency law and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Borrower” shall have the meaning set forth in the Introductory paragraph hereof.
“Borrower’s Constituents” shall mean the Persons who hold any direct or indirect interest in Borrower, irrespective of the number of tiers through which such interests are held, including without limitation the partners, members, shareholders, trustees and beneficiaries of Borrower, and each of their respective direct and indirect constituents (provided however, that unless otherwise expressly stated herein, representations and covenants herein pertaining to Borrower’s Constituents do not apply with respect to Persons who both (i) hold no managerial or controlling position or interest in Borrower or in any entity that directly or indirectly Controls Borrower, and (ii) whose only direct and indirect interests in Borrower are as holders of publicly traded shares, limited partnership interests and/or limited liability company interests aggregating, together with such Person’s Affiliates, less than twenty percent (20%) of the direct or indirect equity in Borrower).
“Borrower Party” or “Borrower Parties” shall mean, individually and collectively, as the context may require, Borrower and Guarantor.
“Broker” shall have the meaning set forth in Section 13.21 hereof.
“Business Day” shall mean any day of the year other than (a) Saturday, Sunday, (b) a day on which banks in the City of New York are authorized or required by law to remain closed, or (c) a day on which the New York Stock Exchange is closed.
“Capital Expenditure Advance” shall have the meaning set forth in Section 5.5 hereof.
“Capital Expenditure Requisition” shall have the meaning set forth in Section 5.5 hereof.
“Capital Expenditure Reserve Account” shall have the meaning set forth in Section 5.5 hereof.
“Capital Expenditure Reserve Fund” shall have the meaning set forth in Section 5.5 hereof.
“Cash Management Account” shall have the meaning set forth in Section 11.2(a) hereof.
“Cash Management Activation Notice” shall mean a written notice from Lender or its servicer to Clearing Bank stating that a Trigger Period has commenced and instructing Clearing Bank to transfer all available funds in the Clearing Account to the Cash Management Account in accordance with the Clearing Account Agreement.
“Cash Management Bank” shall have the meaning set forth in Section 11.2(a) hereof.
    “Cash Management Bank Fees” shall have the meaning set forth in Section 11.2 hereof.
“Cash Management Deactivation Notice” shall mean a written notice from Lender or its servicer to Clearing Bank stating that a Trigger Period no longer exists and instructing

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Clearing Bank to transfer all available funds in the Clearing Account to an account designated by Borrower in accordance with the Clearing Account Agreement.
“Cash Management Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents (including, without limitation, the Clearing Account Agreement) related to, in each case, cash management and/or other related matters (including, without limitation, Article XI hereof).
“Casualty” shall have the meaning set forth in Section 6.2.1 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 6.3 hereof.
“Casualty Retainage” shall have the meaning set forth in Section 6.3 hereof.
“Clearing Account” shall have the meaning set forth in Section 11.1(a) hereof.
“Clearing Account Agreement” shall have the meaning set forth in Section 11.1(a) hereof.
“Clearing Bank” shall have the meaning set forth in Section 11.1(a) hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall have the meaning set forth in Section 3.6(a) hereof.
“Condemnation” shall mean a temporary or permanent taking by reason of any condemnation or similar eminent domain proceeding or by grant or conveyance in lieu of condemnation or eminent domain.
“Condemnation Proceeds” shall have the meaning set forth in Section 6.3 hereof.
“Control” and the correlative terms “controlled by” and “controlling” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.
“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.
“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document, including, without limitation, all amounts required to be deposited into the Reserve Accounts.
“Debt Yield” shall mean, as of any date of calculation, a ratio conveyed as a percentage in which: (i) the numerator is Underwritten Net Operating Income of the Property for the immediately preceding twelve (12) month period and (ii) the denominator is the then outstanding principal balance of the Loan. The Debt Yield shall be calculated by Lender in good faith and shall be final absent manifest error.

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“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean a per annum interest rate equal to the lesser of (i) five percent (5%) per annum above the Applicable Interest Rate and (ii) the Maximum Legal Rate.
“Depository” shall mean, collectively, Lender, or any servicer or financial institution that Lender may from time to time designate.
“Environmental Condition” shall mean (A) any presence of Hazardous Substances in violation of any applicable Governmental Regulations relating to Hazardous Substances on the Property not expressly disclosed in the Environmental Reports or (B) any disposal, escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Substance at, from or affecting the Property in violation of any Governmental Regulations.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement given by Borrower and Guarantor to Lender and dated as of the date hereof.
“Environmental Law” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.
“Environmental Liens” shall have the meaning set forth in Section 4.25(a) hereof.
“Environmental Report” shall have the meaning set forth in Section 3.35 hereof.
“ERISA” shall have the meaning set forth in Section 3.6(a) hereof.
“Event of Default” shall have the meaning set forth in Section 8.1 hereof.
“Excess Cash Flow” shall have the meaning set forth in Section 11.2(b) hereof.

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“Excess Cash Flow Account” shall have the meaning set forth in Section 5.4 hereof.
“Execution Date” shall have the meaning set forth in the Introductory paragraph hereof.
“Existing Leases” shall have the meaning set forth in Section 3.17(a) hereof.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“General Partner” shall mean Wheeler Real Estate Investment Trust, Inc., a Maryland corporation.
“Governmental Authority” shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Governmental Regulations” shall mean, collectively, the provisions of all permits and licenses and all statutes, laws (including any health or safety law governing Borrower, its business, operations, property, assets or equipment, or any Individual Property), ordinances, rules, requirements, resolutions, policy statements, orders and regulations of any Governmental Authority having jurisdiction over any Individual Borrower or any Individual Property or any part thereof and interpretations thereof now or hereafter applicable to, or bearing on, the construction, development, maintenance, use, operation, sale, financing or leasing of any Individual Property or any part thereof, or any adjoining vaults, sidewalks, streets, ways, parking areas or driveways, or the formation, existence, business or good standing of any Individual Borrower, including, without limitation, those relating to land use, subdivision, zoning, occupational health and safety, earthquake hazard reduction, if any, building and fire codes, pollution or protection of the environment, including, without limitation, laws relating to the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the ADA Accessibility Guidelines for Buildings and Facilities, the Interstate Land Sales Full Disclosure Act 15 U.S.C. Section 1701, et seq., laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.
“Guarantor” shall mean Wheeler REIT, L.P., a Virginia limited partnership and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.
“Guaranty” shall mean that certain Guaranty executed by Guarantor and dated as of the date hereof.
“Hazardous Substances” shall mean all materials and substances now or hereafter subject to any Governmental Regulations that pertain to hazardous substances or hazardous materials, including, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq., (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act

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(“CERCLA”), 42 U.S.C. § 9601 et seq., (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (iv) any toxic pollutant listed under Section 307(a) of FWPCA, (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. § 7401 et seq., (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (vii) “hazardous materials” within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., (viii) petroleum or petroleum by-products, (ix) asbestos and any asbestos containing materials, (x) any radioactive material or substance, (xi) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by, or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes, (xii) bacteria, mold or fungus, and (xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Governmental Regulations (including, without limitation, all applicable state, regional, county, municipal and local environmental, sanitation and health, conservation and pollution, waste disposal and control, clean air and water laws, codes, rules and regulations, to the extent applicable to the Property). Notwithstanding the foregoing, Hazardous Substances shall not include cleaning and similar supplies used in the ordinary maintenance and repair of the Property and used, stored or disposed of in compliance with all Governmental Regulations.
“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto.
“Individual Property” shall mean each individually listed parcel or parcels of real property as set forth on Exhibit D attached hereto, the individual Improvements thereon and all related personal property owned by the applicable Individual Borrower and encumbered by the applicable Security Instrument with respect thereto, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the applicable Security Instrument.
“Individual Property Release” shall have the meaning set forth in Section 7.2 hereof.
“Impositions” shall mean (i) all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Property, or any portion thereof, including, without limitation, any taxes with respect to the Rents and Profits or arising in respect of the occupancy, use or possession of the Property, (ii) income taxes, franchise taxes, and other taxes owing by Borrower the non-payment of which would result in a Lien against the Property or otherwise diminish or impair the security of the Security Instrument and (iii) all taxes, charges, filing, registration, and recording fees, excises and levies imposed upon Lender by reason of or in connection with the execution, delivery and/or recording of the Loan Documents or the ownership of the Security Instrument or any Security Instrument supplemental thereto, any security instrument with respect to any equipment or any instrument of further assurance, and all corporate, stamp and other taxes required to be paid in connection with the Obligations (excluding, however, income taxes of Lender).
“Improvements” shall have the meaning ascribed to such term in the Security Instrument.
“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or

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otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.
“Insurance Premiums” shall have the meaning set forth in Section 6.1(e) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 6.3(b) hereof.
“KYC Triggering Transfer” shall mean any Transfer that would result in a Person owning (i) if such Person is a U.S. citizen or U.S. entity, a 20% or greater and (ii) if such Person is not a U.S. citizen or U.S. entity, a 10% or greater, in each case, equity interest (directly or indirectly) in Borrower or Guarantor (to the extent such Person did not own such interests prior to such Transfer).

“Late Charge” shall have the meaning set forth in Section 2.4 hereof.
“Lease” shall mean all leases and all other agreements for possession of all or any portion of the Property, including all of the same now or hereafter existing, and all extensions, modifications, amendments, expansions and renewals of any of the same and all Lease Guaranties.
“Lease Guaranty” shall mean every guarantee of any obligation under any Lease, including all modifications and amendments to such guaranties.
“Leasing Activity” shall have the meaning set forth in Section 4.15(b) hereof.
“Leasing Guidelines” shall have the meaning set forth in Section 4.15(c) hereof.
“Leasing Status Report” shall have the meaning set forth in Section 4.11(e) hereof.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Guarantor or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs,

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modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the Introductory paragraph hereof.
“Lender-Approved Lease Form” shall have the meaning set forth in Section 3.17(f) hereof.
“Lien” shall mean, with respect to the Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“LLC Agreement” shall have the meaning set forth in Section 4.21(b) hereof.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases and Rents, the Assignment of Management Agreement, the Guaranty and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
“Management Agreement” shall mean any management agreement entered into by and between any Individual Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to all or any portion of an Individual Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Manager” shall mean Wheeler Real Estate LLC, d/b/a Wheeler Real Estate Company, a Virginia limited liability company or such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.
“Material Action” shall mean, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or take any action to consolidate or merge such Person with or into any other Person, or take any action to divide, dissolve or liquidate such Person, or make any assignment for the benefit of creditors of such Person, or sell all or substantially all of such Person’s assets, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.

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“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of any Individual Borrower, Guarantor or any Individual Property, (iii) the enforceability, validity, perfection or priority of the lien of this Agreement, the Note, the Security Instrument, the other Loan Documents or the Environmental Indemnity, or (iv) the ability of any Individual Borrower and/or Guarantor to perform its obligations under this Agreement, the Note, the Security Instrument, the other Loan Documents or the Environmental Indemnity.
“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property (other than the Management Agreement and the Leases), (i) under which there is an obligation of an Individual Borrower to pay more than $500,000 per annum, (ii) the termination of which would materially adversely affect an Individual Property or the operation thereof, or (iii) which is not terminable by the owner of the applicable Individual Property upon thirty (30) days’ or less notice without payment of a termination fee.
“Maturity Date” shall mean the earliest to occur of (i) the Scheduled Maturity Date and (ii) the date the Debt is accelerated and becomes due and payable pursuant to the terms of the Loan Documents.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan, whether or not an action against Borrower shall have been commenced, and if commenced, whether or not a judgment against Borrower shall have been obtained.
“Member” shall have the meaning set forth in Section 4.21(b) hereof.
“Monthly Capital Expenditure Deposit” shall have the meaning set forth in Section 5.5(a) hereof.
“Monthly Debt Service Payment Amount” shall mean (i) for the Monthly Payment Date occurring in July, 2023 and for each Monthly Payment Date occurring thereafter up to and including the Monthly Payment Date occurring in June, 2025, a payment equal to the amount of interest which has accrued on the Principal Amount during the preceding Accrual Period computed at the Applicable Interest Rate and (ii) for the Monthly Payment Date occurring in July, 2025 and for each Monthly Payment Date occurring thereafter, a constant monthly payment of interest and principal in an amount of $373,980.69.
“Monthly Operating Expense Deposit” shall have the meaning set forth in Section 5.3(a) hereof.
“Monthly Payment Date” shall mean the first (1st) day of each calendar month prior to the Maturity Date commencing on July 1, 2023 and continuing through and including the Scheduled Maturity Date.
“Net Proceeds” shall have the meaning set forth in Section 6.3(b) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.3 hereof.
“Non-Controlling Shareholder OFAC Violation” shall mean the occurrence of any owner of a direct or indirect legal and/or beneficial interest in Borrower or Guarantor, whose

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ownership is solely through directly or indirectly owning REIT Shares on a Recognized Stock Exchange (i) being a Prohibited Person or (ii) failing to be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC.
“Note” shall mean that certain Promissory Note dated as of the date hereof in the principal amount of $61,100,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“O&M Program” shall have the meaning set forth in Section 4.25(c) hereof.
“Obligations” shall have the meaning ascribed to such term in the Security Instrument.
“OFAC” shall have the meaning set forth in Section 3.7 hereof.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.
“Operating Expense Advance” shall have the meaning set forth in Section 5.3(c) hereof.
“Operating Expense Reserve Account” shall have the meaning set forth in Section 5.3(a) hereof.
“Operating Expense Reserve Fund” shall have the meaning set forth in Section 5.3(a) hereof.
“Prior Owned Property” shall mean the real estate previously owned by WHLR-Nashville Commons, LLC, WHLR-Pierpont Center, LLC, and WHLR-Riverbridge Shopping Center, LLC, as applicable, which real estate is no longer owned by such Individual Borrower as of the closing of the Loan.
“PACE Loan” shall mean any assessment, bond, loan, financing, or other debt incurred pursuant to “property assessed clean energy, “special energy financing district,” or similar provisions of applicable laws.
“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of an Individual Property and the conduct of an Individual Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).
“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to any Individual Property or any part thereof, (c) Liens, if any, for taxes imposed by any Governmental Authority not yet delinquent, other than Liens securing a PACE Loan, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion; and (e) Existing Leases and any Leases entered into after the date hereof expressly in accordance with this Agreement and any Liens being contested expressly in accordance with the terms of this Agreement or any of the other Loan Documents; provided that, none of which items (a) through (e), individually or in the aggregate, materially interferes with the value, current use or operation of the applicable Individual Property or the security intended to be provided by the Security Instrument or with the current ability of the Property to generate net cash flow sufficient to service the Loan or Borrower’s ability to pay and perform the Obligations under the Loan Documents when they become due.

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“Permitted Equipment Leases” shall mean equipment leases or other similar instruments or agreements entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments or agreements (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the applicable Individual Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of such Individual Property.
“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto; provided in each case the Transfer Conditions (defined herein) are satisfied, and (c) any REIT Transfer.
“Person” shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any nongovernmental entity or Governmental Authority.
“Personal Property” shall have the meaning ascribed to such term in the Security Instrument.
“Policies” and “Policy” shall have the meaning set forth in Section 6.1(c) hereof.
“Prepayment Date” shall mean the actual date of prepayment of the Loan to the extent permitted by, and in accordance with, the terms of this Agreement.
“Prepayment Notice” shall have the meaning set forth in Section 2.6(a) hereof.
“Prepayment Premium” shall mean a prepayment consideration amount equal to the greater of (x) 1% of the Principal Amount and (y) the Yield Maintenance Premium.
“Principal Amount” shall mean as of the date of determination by Lender, the principal amount of the Loan outstanding.
“Prohibited Person” shall mean any person or entity:
(a)    listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
(b)    that is owned or controlled by, or acting for or on behalf of, any Person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(c)    with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

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(d)    who commits, threatens or conspires to commit or supports “Terrorism” as defined in the Executive Order; or
(e)    that is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or who is an Affiliate of or affiliated with a Person or entity listed above.
“Property” shall mean, collectively, each Individual Property, as more particularly described in the Security Instruments.
“Qualified Insurer” shall have the meaning set forth in Section 6.1(c) hereof.
“REA” shall mean, individually or collectively (as the context requires), each reciprocal easement or similar agreement affecting the Property as more particularly described on Schedule 3.34 hereto (if any), any amendment, restatement, replacement or other modification thereof, any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof and any amendment, restatement, replacement or other modification thereof.
“REIT Transfer” shall mean any of the following Transfers:
(i)    the issuance, sale, conveyance, transfer or other disposition (each, a “REIT Share Transfer”) of any shares of stock (the “REIT Shares”) in the General Partner, or of any Restricted Parties which are stockholders therein, so long as at the time of the REIT Share Transfer, REIT Shares are listed on the New York Stock Exchange, NASDAQ or any other nationally recognized U.S. stock exchange (any such stock exchange, a “Recognized Stock Exchange”); or
(ii)    the issuance, sale, conveyance, transfer or other disposition (each an “OP Transfer”) of any limited partnership interests (the “OP Interests”) in the Guarantor so long as (A) at the time of the OP Transfer, REIT Shares are listed on a Recognized Stock Exchange and (B) the OP Transfer does not result in any Person (excluding the General Partner), together with its Affiliates, having a 20% or greater common ownership interest in the Guarantor; or
(iii)    the merger of the General Partner and Cedar Realty Trust, Inc. and/or the merger of the Guarantor and Cedar Realty Trust Partnership, L.P., so long as at the time of such merger (A) REIT Shares of the General Partner are listed on a Recognized Stock Exchange and (B) the surviving entities (other than the General Partner) continue to be Controlled by the General Partner; or
(iv)    the issuance, sale, conveyance, transfer or other disposition (each a “Borrower Interest Transfer”) of any direct membership interests in Borrower (the “Borrower Interests”) as long as the Borrower Interest Transfer does not result in any Person (excluding the General Partner, the Guarantor and the OP), together with its Affiliates, having a 10% or greater common ownership interest in Borrower.
“Rent Roll” shall have the meaning set forth in Section 3.17(a) hereof.
“Rents and Profits” shall have the meaning ascribed to such term in the Security Instrument.

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“Replacement Tenant Event” shall mean, with respect to a Specified Tenant Lease and Specified Tenant Space, the satisfaction of each of the following:
(i)all of the applicable Specified Tenant Space has been leased by one or more tenants reasonably acceptable to Lender under a Lease or Leases approved by Lender, each of which is in full force and effect and each such tenant is paying full unabated rent and each such Lease qualifies to be included in calculation of Underwritten Net Operating Income; and
(ii)all landlord leasing obligations under such Lease or Leases to be satisfied as a condition to rent commencement have been satisfied and if any landlord leasing obligations shall become payable after rent commencement, Borrower has deposited with Lender amounts sufficient to pay such unpaid landlord leasing obligations (which sums relating to any applicable new Lease shall be disbursed to Borrower (A) upon Lender’s receipt of evidence reasonably satisfactory to Lender that all landlord leasing obligations that became payable after rent commencement have been paid and (B) no Event of Default existing as of the date of said funds are to be disbursed).
    “Required Repairs” shall have the meaning set forth in Section 4.26 hereof.
    “Required Repairs Completion Date” shall have the meaning set forth in Section 4.26 hereof.
“Reserve Accounts” shall mean the Cash Management Account, the Clearing Account, the Tax and Insurance Reserve Account, the Required Repairs Reserve Account, the Capital Expenditure Reserve Account, the TI/LC Reserve Account, the Excess Cash Flow Account, the Operating Expense Reserve Account and any other account established by this Agreement or the other Loan Documents.
“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.
“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of any Individual Property (or any portion thereof), the completion of the repair and restoration of such Individual Property (or applicable portion thereof) as nearly as possible to the condition such Individual Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restricted Party” shall mean Borrower, Guarantor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, any SPE Component Entity, any Affiliated Manager or any non-member manager.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“Satisfactory Search Results” shall mean the results of Lender’s customary credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion. Borrower shall pay all of Lender’s costs, fees and expenses

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in connection with the foregoing and, notwithstanding the forgoing, no such search results shall constitute “Satisfactory Search Results” until such costs, fees and expenses are paid in full.
“Scheduled Maturity Date” shall mean June 1, 2033.
“Security Deposits” shall mean any advance deposits or any other deposits collected with respect to the Property, whether in the form of cash, letter(s) of credit or other cash equivalents (including, without limitation, such deposits made in connection with any Lease).
“Security Instrument” shall mean, individually or collectively, as the context may require, those certain first-priority mortgages, deeds of trust and/or deeds to secure debt, dated as of the date hereof, executed and delivered by one or more Individual Borrowers to or for the benefit of Lender as security for the Loan and encumbering one or more Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“SFHA” shall have the meaning set forth in Section 6.1(a) hereof.
“SPE Component Entity” shall have the meaning set forth in the definition of “Special Purpose Entity”.
“Special Member” shall have the meaning set forth in Section 4.21(b) hereof.
“Special Purpose Entity” a Person, other than a natural person, which:
(A)    since the date of its formation and at all times prior to, on and after the date thereof, has not and shall not:
(i)    engage in any business or activity other than the ownership, operation and maintenance of the applicable Individual Property, and activities incidental thereto (it being acknowledged and agreed that each of WHLR-Nashville Commons, LLC, WHLR-Pierpont Center, LLC, and WHLR-Riverbridge Shopping Center, LLC’s previous ownership prior to the Closing Date of the applicable Prior Owned Property shall not be deemed a violation of this clause);
(ii)    acquire or own any assets other than (A) the applicable Individual Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of such Individual Property (it being acknowledged and agreed that each of WHLR-Nashville Commons, LLC, WHLR-Pierpont Center, LLC, and WHLR-Riverbridge Shopping Center, LLC’s previous ownership prior to the Closing Date of the applicable Prior Owned Property shall not be deemed a violation of this clause);
(iii)    merge into or consolidate with any Person, or divide, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
(iv)    fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent is first obtained);

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Notwithstanding the forgoing, nothing contained in this Agreement shall be deemed to create an affirmative obligation on the part of Guarantor, any member of Borrower, or any member, director, employee or Affiliate of any of the foregoing to make loans, equity infusions or capital contributions to Borrower, and neither Guarantor, any member of Borrower, or any member, director, employee or Affiliate of any of the foregoing shall incur any recourse liability pursuant to this Agreement due to the failure of, Guarantor, any member of Borrower, or any member, director, employee or Affiliate of any of the foregoing to make such loans, equity infusions or capital contributions to Borrower.
(v)    other than prior to the Closing Date in connection with the distribution of the Prior Owned Property to its current owner, own any subsidiary, or make any investment in, any Person (other than, with respect to any SPE Component Entity, in Borrower);
(vi)    commingle its funds or assets with the funds or assets of any other Person;
(vii)    incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt (and the prior debt encumbering the Property which has been paid and satisfied in full prior to or on the Closing Date), (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by an Individual Property;
(viii)    fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates). Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;
(ix)    enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;
(x)    maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)    other than amongst the Individual Borrowers with respect to the Loan, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

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(xii)    make any loans or advances to any Person;
(xiii)    fail to file its own tax returns (unless prohibited by applicable Legal Requirements from doing so);
(xiv)    fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;
(xv)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from its Individual Property to do so);
(xvi)    without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, (d) make an assignment for the benefit of creditors or (e) take any Material Action with respect to Borrower or any SPE Component Entity;
(xvii)    fail to (A) allocate shared expenses (including, without limitation, shared office space) or (B) except with respect to business conducted by Manager on behalf of Borrower expressly pursuant to the Management Agreement, use separate stationery, invoices and checks;
(xviii)    fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from its Individual Property to do so);
(xix)    acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable; or
(xx)    identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it.
(B)    at all times following the Closing Date (the parties acknowledging that WHLR-PCSC Associates, LLC was initially formed in the Commonwealth of Virginia prior to converting to a Delaware limited liability company pursuant to the Certificate of Conversion filed with the Secretary of State of Delaware on March 8, 2023), if such Special Purpose Entity is a partnership or limited liability company (other than an Acceptable LLC), has each of its general partner (in the case of a partnership) and at least one of its members (in the case of a limited liability company) of such Individual Borrower, as applicable, shall be a corporation or an Acceptable LLC (each, an “SPE Component Entity”) whose sole asset is its interest in such Special Purpose Entity, and such SPE Component Entity (i) will at all times comply with each of the representations, covenants, terms and provisions contained in sub-clauses (iii) - (vi) (inclusive) and (viii) – (xx) (inclusive) of clause A above as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in such Special Purpose Entity; (iii) will not acquire or own any assets other than its partnership, membership, or other equity ownership interest in such

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Special Purpose Entity; (iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in such Special Purpose Entity; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause such Special Purpose Entity to maintain its status as a Special Purpose Entity.
“Specified Tenant” shall mean, as applicable, with respect to an Individual Property, (i) those Tenants at such Individual Property as of the Execution Date, set forth on Exhibit E attached hereto and incorporated herein, (ii) any other lessee of the Specified Tenant Space (or minimum of 20% thereof) and (iii) any guarantor of the applicable related Specified Tenant Lease.
“Specified Tenant Lease” shall mean, collectively and/or individually (as the context requires), each Lease at the Individual Property with the applicable Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.
“Specified Tenant Leasing Cost Conditions” shall mean, with respect to a Specified Tenant and Specified Tenant Lease, that (a) such Specified Tenant Lease qualifies to be included in the calculation of Underwritten Net Operating Income hereunder, (b) all landlord leasing obligations under the Specified Tenant Lease to be satisfied as a condition to rent commencement or rent re-commencement, as applicable, have been paid and (c) if any landlord leasing obligations shall become payable after rent commencement or rent re-commencement, as applicable, Borrower has deposited with Lender amounts sufficient to pay such unpaid landlord leasing obligations (which sums relating to the Specified Tenant Lease shall be disbursed to Borrower (A) upon Lender’s receipt of evidence reasonably satisfactory to Lender that all landlord leasing obligations that became payable after rent commencement or rent recommencement, as applicable, have been paid and (B) no Event of Default existing as of the date of said funds are to be disbursed).
“Specified Tenant Space” shall mean, with respect to any Individual Property, that portion of such Individual Property demised as of the Closing Date to the initial Specified Tenant, set forth pursuant to the initial Specified Tenant Lease. References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) shall be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the Closing Date in accordance with the applicable terms and conditions hereof.
“Specified Tenant Trigger Event” shall mean the occurrence of any of the following:
(a)any bankruptcy or similar insolvency of any Specified Tenant;
(b)any termination or cancellation of a Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect;
(c)any monetary or material non-monetary default by Specified Tenant under its Specified Tenant Lease beyond any applicable notice and cure periods;
(d)as reasonably determined by Lender, any Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space, failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant Space;

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(e)any Specified Tenant giving written notice that it is terminating its Specified Tenant Lease for all or any portion of the Specified Tenant Space; or
(f)any Specified Tenant failing to provide renewal notice in writing to Borrower (renewing its lease for a minimum term of three (3) years) on or prior to the earlier to occur of (x) six (6) months prior to its then current lease expiration under the applicable Specified Tenant Lease or (y) the renewal notice period required under the applicable Specified Tenant Lease. Notwithstanding the foregoing, The Kroger Co., an Ohio corporation, as Tenant at the Individual Property located in Harrodsburg, Kentucky shall not be required to provide such renewal notice, in accordance with the terms of its Lease.
“Specified Tenant Trigger Period” shall mean a period commencing upon the occurrence of a Specified Tenant Trigger Event and ending upon the occurrence of the applicable Specified Tenant Trigger Termination Event. Notwithstanding the foregoing, a Specified Tenant Trigger Period shall not be deemed to expire in the event that a Specified Tenant Trigger Period then exists for any other reason.
“Specified Tenant Trigger Termination Event” shall mean the occurrence of any of the following as it relates to the applicable Specified Tenant Trigger Event:
(a)if the Specified Tenant Trigger Event is caused by the events described in clause (a) of the definition of Specified Tenant Trigger Event, either (A) Specified Tenant affirming and assuming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, or (B) the Replacement Tenant Event has occurred;
(b)if the Specified Tenant Trigger Event is caused by the events described in clause (b) of the definition of Specified Tenant Trigger Event, either (A) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to its Specified Tenant Lease and has re-affirmed its Specified Tenant Lease as being in full force and effect, or (B) the Replacement Tenant Event has occurred;
(c)if the Specified Tenant Trigger Event is caused by the events described in clause (c) of the definition of Specified Tenant Trigger Event, either (A) Lender’s receipt of evidence reasonably satisfactory to Lender that the applicable default by the applicable Specified Tenant under its Specified Tenant Lease has been cured and no other monetary or material non-monetary default exists under such Specified Tenant Lease; or (B) the Replacement Tenant Event has occurred;
(d)if the Specified Tenant Trigger Event is caused by the events described in clause (d) of the definition of Specified Tenant Trigger Event, either (A) as reasonably determined by Lender, the applicable Specified Tenant being in actual, physical possession of the Specified Tenant Space, open for business and not “dark” and the applicable Specified Tenant paying full unabated rent or (B) the Replacement Tenant Event has occurred;
(e)if the Specified Tenant Trigger Event is caused by the events described in clause (e) of the definition of Specified Tenant Trigger Event, either (A) the applicable Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to its Specified Tenant Lease and has re-affirmed its Specified Tenant Lease as being in full force and effect, or (B) the Replacement Tenant Event has occurred; or

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(f)if the Specified Tenant Trigger Event is caused by the events described in clause (f) of the definition of Specified Tenant Trigger Event, either: (A) Lender’s receipt of evidence reasonably satisfactory to Lender that the applicable Specified Tenant has renewed its Specified Tenant Lease (or has entered into an extension of such Specified Tenant Lease with Borrower on terms acceptable to Lender) for a minimum term of five (5) years and the Specified Tenant Leasing Cost Conditions have been satisfied with respect to the applicable Specified Tenant Lease, (B) Borrower leases the entire Specified Tenant Space in accordance with the terms of this Agreement for a minimum term of five (5) years (and the Leases and Tenants are acceptable to Lender), and the applicable Tenant is open for business and paying full unabated rent or (C) the Replacement Tenant Event has occurred.
“State” shall mean the state when the Property is located.
“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 5.1(a) hereof.
“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.
“TI/LC Advance” shall have the meaning set forth in Section 5.7(b) hereof.
“TI/LC Advance Requisition” shall have the meaning set forth in Section 5.7(c) hereof.
“TI/LC Reserve Account” shall have the meaning set forth in Section 5.7(a) hereof.
“TI/LC Reserve Fund” shall have the meaning set forth in Section 5.7(a) hereof.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy or policies in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Security Instrument, together with such endorsements and affirmative coverage as Lender may require.
“Transfer” shall have the meaning set forth in Section 7.1(b) hereof.
“Treasury Yield” shall mean a yield determined by Lender by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or any successor or substitute publication of the Federal Reserve Board) that has become publicly available at least two (2) Business Days prior to the Prepayment Date, and shall be the most recent weekly average yield to maturity (expressed as a rate per annum) under the caption “Treasury Constant Maturities” for the year corresponding to the remaining average life of the Loan, as determined by Lender, through the Scheduled Maturity Date had the Loan not been prepaid, converted to a mortgage equivalent yield. If no such “Treasury Constant Maturities” shall exactly correspond to such remaining average life of the Loan, as determined by Lender, yields for the two most closely corresponding published “Treasury Constant Maturities” shall be used to interpolate a single yield on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). The Treasury Yield shall be computed to the fifth decimal place and then rounded to the fourth decimal point.
“Trigger Event” shall mean the occurrence of any of the following:
(a)    an Event of Default; or
(b)    the Debt Yield for one calendar quarter falls below 9.25x calculated using the then Underwritten Net Operating Income; provided, however, that Borrower shall have the right

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within five (5) Business Days following Borrower’s receipt of written notice from Lender that such condition has occurred, to make a prepayment of the Loan in an amount necessary to achieve the applicable minimum required Debt Yield described in this clause (b) as reasonably determined by Lender, together with all accrued and unpaid interest thereon to and including the date of such prepayment, plus any applicable Prepayment Premium calculated solely with respect to the amount of such prepayment, and if Borrower timely makes such prepayment within such five (5) Business Day period as described above, then such Trigger Event pursuant to this clause (b) resulting from such failure of the Property to maintain the minimum required Debt Yield shall be deemed not to have occurred.
“Trigger Period” shall mean a period commencing upon the occurrence of a Trigger Event and ending upon the occurrence of the applicable Trigger Termination Event. Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason.
“Trigger Termination Event” shall mean the occurrence of any of the following as it relates to the applicable Trigger Event:
(a)    if the Trigger Event is caused by the events described in clause (a) of the definition of Trigger Event, the acceptance by Lender of a cure of all then outstanding Events of Default or the waiver thereof by Lender (which (x) cure Lender is not obligated to accept and may reject or accept in its sole and absolute discretion and (y) waiver Lender is not obligated to grant and may choose to not so grant in its sole and absolute discretion); or
(b)    if the Trigger Event is caused by the events described in clause (b) of the definition of Trigger Event, the Debt Yield remaining at or above 9.50x for two full calendar quarters calculated using the then Underwritten Net Operating Income.
“TRIPRA” shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2015 (Pub. L. 114-1, 129 Stat. 3).
“Underwritten Net Operating Income” shall mean, in Lender’s reasonable discretion:
(1)the sum of (x) the annualized amount of all fixed or base rents, any sales performance percentage rents (subject to Lender’s reasonable approval, and so long as such sales performance percentage rents are not paid as a result of a co-tenancy event under the applicable Lease) and any reimbursements for operating expenses (all, if applicable) on executed Leases (either in effect as of the Closing Date or entered into after the Closing Date in accordance with the terms of the Loan Documents) with tenants currently paying rent (or if any applicable tenant is not currently paying rent but is in occupancy, (i) such tenant’s free rent period is consistent with market standards for properties similar to Individual Property in the location where the Individual Property is situated, (ii) such tenant’s rent commencement date is a date certain and (iii) such tenant’s obligation to commence paying rent is conditioned merely on the passage of a period of time) (“In-Place Rent”) and, which In-Place Rent shall be reduced by (i) a vacancy allowance equal to the greater of (A) the actual vacancies, and (B) a deemed minimum vacancy of five percent (5%), to be applied to the In-Place Rent plus the fair market base or fixed rent on the actual vacant space, as determined by Lender, and (ii) deductions in income to reflect additional tenant related adjustments, such as to exclude rental income attributable to any tenant (l) in bankruptcy that has not affirmed and assumed its Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (2) in monetary default under its Lease beyond any applicable notice and cure periods, (3) that has expressed its intention (directly, constructively or otherwise) to not renew, terminate, cancel and/or reject its

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applicable Lease, (4) whose tenancy at the Individual Property is month-to-month, (5) under a Lease which expires within 90 days or less of the applicable date of calculation hereunder, and (6) that is a Specified Tenant and for which a Specified Tenant Trigger Period exists due to the occurrence of a Specified Tenant Trigger Event, and (y) any other income Lender deems recurring based on trailing twelve (12) month data, minus
(2)    current trailing twelve (12) month actual operating expenses, or if data for the trailing twelve (12) month actual operating expenses is unavailable, then the most recent trailing twelve (12) month actual operating expenses for which data is available, minus
(3)    normalized capital expenditures equal to $0.25 of rentable square feet at the Property per annum;
provided that such Underwritten Net Operating Income shall be further adjusted to reflect (i) the exclusion of operating expenses of a non-recurring nature, (ii) the increase of operating expenses by imminent liabilities and/or other expected operating expenses increases, as determined by Lender and (iii) management fees, whether or not actually paid, equal to the greater of (C) five percent (5%) of annual gross revenue from the Property and (D) actual management fees.
The Underwritten Net Operating Income shall be calculated by Lender in good faith and shall be final absent manifest error.
“Work Charge” shall have the meaning set forth in Section 4.17(a) hereof.
“Yield Maintenance Premium” shall mean an amount, not less than zero, equal to the amount by which the sum of the respective present values of each of the remaining scheduled payments of principal and interest (including any final payment of the Principal Amount) which would have been payable hereunder through and including the one hundred eightieth (180th) day preceding the Scheduled Maturity Date had the Loan not been prepaid exceeds the then outstanding Principal Amount of the Loan on the date immediately prior to such Prepayment Date. Present values shall be computed by Lender in accordance with its customary accounting practices using a discount rate equal to the Treasury Yield for the remaining average life of the Loan, as determined by Lender, through the one hundred eightieth (180th) day preceding the Scheduled Maturity Date had the Loan not been prepaid.
Section 1.2Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document or the Environmental Indemnity to any Loan Document or the Environmental Indemnity shall be deemed to mean such Loan Document or Environmental Indemnity (as applicable) as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE II. THE LOAN
Section 1.1The Loan.

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(a)Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.
(b)Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.
(c)Single Disbursement to Borrower. Borrower shall receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
(d)The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.
Section 1.2Payment Terms.
(a)The Principal Amount shall be paid by Borrower to Lender together with interest at the Applicable Interest Rate, subject to the provisions of Section 2.5 hereof, as follows:
(i)If this Agreement is dated as of a date other than the first (1st) day of a calendar month, a payment shall be due from Borrower to Lender on the Closing Date on account of all interest, at the Applicable Interest Rate, scheduled to accrue on the Principal Amount from and after the Closing Date through and including the last day of the current Accrual Period.
(ii)On each Monthly Payment Date, Borrower shall make a payment to Lender in the amount of the Monthly Debt Service Payment Amount. Each payment shall be applied first to interest accrued during the Accrual Period immediately preceding the Monthly Payment Date and then to the Principal Amount. The noninterest only portion of Monthly Debt Service Payment Amount required hereunder is based upon a thirty (30) year amortization schedule.
(iii)The remaining balance of the Principal Amount, all accrued interest, and all other portions of the Obligations remaining unpaid on the Scheduled Maturity Date shall be due and payable on the Scheduled Maturity Date (unless accelerated by Lender or prepaid in accordance with the provisions of Section 2.6 hereof, in which case the aforesaid sums described in this clause (iii) shall be payable on the Maturity Date or the Prepayment Date, as applicable).
(iv)Interest on the Principal Amount (whether at the Applicable Interest Rate or the Default Rate) shall be calculated on the basis of a three hundred sixty (360) day year, based on twelve (12) thirty (30) day months.
(b)All payments, whether of principal, interest or otherwise, due hereunder and under any of the Loan Documents shall be paid by wire transfer of immediately available federal funds to the following account of Lender, unless otherwise directed by Lender in writing:

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ABA Number:	026 009 593
Bank Name:	Bank of America, NA
Beneficiary Account:	385015997014
Beneficiary Name	JP Morgan Investment Management Inc AAF Insurance Strategy Funding XXVIII LLC
Reference:	Project Lightyear JP121960

Any wire transfer received by Lender after 2:00 p.m. New York City time shall be deemed received on the next succeeding Business Day.
(c)Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Obligations shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.
Section 1.3Default and Acceleration. If any payment required herein is not paid on the date when due or upon the occurrence and during the continuance of any other Event of Default, (a) the whole of the Principal Amount, (b) interest, including interest at the Default Rate, Late Charges and other sums, as provided in this Agreement or the other Loan Documents, (c) all other monies agreed or provided to be paid by Borrower in this Agreement or the other Loan Documents, (d) all sums advanced pursuant to this Agreement or the Security Instrument to protect and preserve the Property and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the administration or enforcement of the Loan Documents or the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender shall without notice become immediately due and payable at the option of Lender.
Section 1.4Late Charge. In the event that any payment provided for herein (other than the payment due of the Maturity Date) shall become overdue for a period of five (5) calendar days or more, a late charge equal to the lesser of (x) five cents (.05¢) for each dollar of the amount so overdue and (y) the maximum amount permitted by applicable law (the “Late Charge”) shall become immediately due to Lender as liquidated damages, and not as a penalty, and as a reasonable estimate of Lender’s additional administrative expenses, the exact amount of which would be impossible to ascertain, and such sum shall, until paid, be part of the Obligations secured by the Security Instrument and the other Loan Documents. Application of the Late Charge shall not be construed as a consent by Lender to an extension of time for any payment, as a waiver of any default that may be related to such or any other overdue payment or of any other default or as a waiver of any other right or remedy of Lender hereunder, at law or in equity.

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Section 1.5Default Rate Applied upon Non-Payment. In the event that any payment due hereunder is not paid in full when due or the Obligations are not paid in full on the Maturity Date, or such earlier date as the Obligations may become due hereunder, the entire Principal Amount and all of the Obligations (including, to the extent permitted by applicable law, any portion thereof which constitutes accrued and unpaid interest, but excluding any accrued but unpaid Late Charges), shall accrue interest until all payments past due hereunder are fully paid at a rate of interest equal to the Default Rate.
Section 1.6Prepayment.
(a)Provided no Event of Default exists, the Loan may be prepaid, in whole, but not in part (other than in connection with (A) Borrower’s exercise of the right described in clause (b) of the definition of Trigger Event and (B) an Individual Property Release in accordance with Section 7.2 hereof), upon: (i) not less than thirty (30) days’ prior written notice to Lender specifying the Business Day on which prepayment is to be made, which notice shall be irrevocable once given (the “Prepayment Notice”); (ii) payment of the Principal Amount and all accrued and unpaid interest on the Principal Amount of the Loan to and including the day immediately prior to the Prepayment Date; (iii) payment of all other sums then due under this Agreement, the Note, the Security Instrument and the other Loan Documents; and (iv) if the Prepayment Date occurs prior to the one hundred eightieth (180th) day preceding the Scheduled Maturity Date, payment of the Prepayment Premium. Lender shall not be obligated to accept any prepayment of the Loan unless it is accompanied by all sums due in connection therewith. The calculation of the Prepayment Premium shall be made by Lender in accordance with this Agreement in its sole and absolute discretion and shall, absent manifest error, be final, conclusive and binding upon Borrower.
(b)Borrower hereby acknowledges that Lender would not make the Loan without full and complete assurance by Borrower of its agreement to pay the monthly payments as hereinabove provided, and Borrower’s further agreement not to prepay all or any part of the Principal Amount prior to the Scheduled Maturity Date, except on the terms expressly set forth in this Agreement. In consideration of the foregoing, if, as a result of an Event of Default hereunder or under the Security Instrument or any of the other Loan Documents, Lender shall declare the Loan due and payable, in whole or in part, in accordance with Lender’s rights under this Agreement or any of the other Loan Documents, then Borrower shall pay to Lender on the date of such acceleration, in addition to all other amounts due Lender, an amount equal to the Prepayment Premium. Except as expressly set forth in this Agreement, Borrower hereby waives any rights Borrower may have to prepay the Loan without charge and agrees to pay the Prepayment Premium upon any prepayment of the Loan prior to the Scheduled Maturity Date, whether voluntary, pursuant to any such acceleration or otherwise. Borrower hereby acknowledges that if such acceleration shall result from an Event of Default, it shall be presumed, for purposes of imposing the Prepayment Premium, and conclusively deemed to be a willful and deliberate attempt by Borrower to avoid the payment of the Prepayment Premium or the limitations on prepayment herein contained and the Prepayment Premium shall constitute liquidated damages, and not a penalty, as a reasonable estimate of Lender’s loss (the exact amount of which damages would be impossible to ascertain) as a consequence of the breach of Borrower’s covenant not to prepay the Principal Amount and other Obligations, other than as specifically permitted herein.
(c)Any such Prepayment Premium (whether voluntary, pursuant to any acceleration or otherwise) shall constitute a portion of the Loan and the Obligations

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evidenced hereby and secured by the Security Instrument or the other Loan Documents. Nothing herein shall constitute a waiver by Lender of any right it may have to specifically enforce the terms of repayment of the Loan and the Obligations set forth herein, in the Security Instrument and in the other Loan Documents. The foregoing provisions shall be deemed to apply, without limitation, to any prepayment of the Loan prior to the Scheduled Maturity Date in connection with (i) any reinstatement of any or all of the Loan Documents under any foreclosure proceedings, (ii) any right of redemption, or (iii) the consummation of any foreclosure sale, whether or not such prepayment is made by or on behalf of Borrower or otherwise and whether or not any such prepayment is made pursuant to rights granted at law or in equity.
(d)Notwithstanding the foregoing, provided no Event of Default shall have occurred and be continuing hereunder, no Prepayment Premium shall be due in connection with any prepayment (i) resulting from the application of Net Proceeds to the Loan in accordance with the terms of Article VI hereof, or (ii) made during the last one hundred eighty (180) days prior to the Scheduled Maturity Date.
Section 1.7Limitation on Interest. The agreements made by Borrower with respect to this Agreement, the Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Agreement, the Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Lender’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Principal Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Applicable Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of the Loan.
ARTICLE III. REPRESENTATIONS AND WARRANTIES
Each Individual Borrower represents and warrants, with respect to itself and with respect to such Individual Borrower’s Individual Property as of the date hereof that:
Section 1.1Organization.
(a)Borrower (i) is duly organized, validly existing and is in good standing under the laws of the state of its formation, (ii) is duly qualified to transact business and is in good standing in the State, and (iii) has all necessary licenses, authorizations, registrations, permits and/or approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property and to carry on its business as presently conducted.
(b)Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and the Security Instrument, and to keep and observe all of the terms of this

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Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity on Borrower’s part to be performed.
Section 1.2Validity of Documents.
(a)The execution, delivery and performance of this Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity by Borrower and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument and the Assignment of Leases and Rents in appropriate land records in the State and except for Uniform Commercial Code filings relating to the security interest created hereby).
(b)This Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity have been duly executed and delivered by Borrower and Guarantor and constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).
(c)This Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity constitute the legal, valid and binding obligations of Borrower and Guarantor. The Loan Documents and the Environmental Indemnity are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents or the Environmental Indemnity, or the exercise of any right thereunder, render the Loan Documents or the Environmental Indemnity unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect to the Loan Documents or the Environmental Indemnity.
Section 1.3Litigation. Neither Borrower nor (except as previously disclosed to Lender in writing) any of Borrower’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Borrower’s ability to perform in accordance with the Loan Documents or the Environmental Indemnity.
Section 1.4Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any

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Governmental Authority, which default would be reasonably likely to materially and adversely affect the condition (financial or other) or operations of the Property or Borrower or Borrower’s ability to perform its obligations hereunder or under the Loan Documents or the Environmental Indemnity. Borrower has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property.
Section 1.5Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or any of the other Loan Documents or the Environmental Indemnity or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Borrower.
Section 1.6ERISA. As of the date hereof, (i) Borrower does not sponsor, is not obligated to contribute to and is not an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) none of the assets of Borrower constitutes “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA.
Section 1.7OFAC. As of the date hereof, Borrower and each of its Affiliates (i) is not a Prohibited Person and (ii) is in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. Borrower has performed reasonable due diligence to insure that (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.
Section 1.8Compliance. The Improvements and their use comply with (and no notices of violation have been received in connection with) all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the use thereof, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to

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the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.
Section 1.9Zoning. Except as previously disclosed on those certain zoning reports for the Property delivered to Lender in connection with origination of the Loan, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by the Security Instrument.
Section 1.10Financial Information. All financial statements, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property and/or in connection with the Loan (i) are true, complete and correct in all material respects as of the date of such reports, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with the Approved Accounting Method throughout the periods covered. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and which are, individually or in the aggregate, reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in the most recent financial statements of Borrower delivered to Lender. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in the financial statements.
Section 1.11Casualty and Condemnation. Except as expressly approved by Lender in writing, no Casualty or damage to any part of any Individual Property that would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced. No part of the Property has been taken in Condemnation or other similar proceeding or transferred in lieu of Condemnation, nor has Borrower received notice of any proposed Condemnation or other similar proceeding affecting the Property. No Condemnation or other proceeding has been commenced, is pending or, to Borrower’s best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
Section 1.12Assignment of Leases. Pursuant to the Assignment of Leases, Borrower has assigned the Leases and the Rents and Profits to Lender. Borrower acknowledges that it is permitted to collect certain of the Rents and Profits pursuant to a revocable license as set forth in the Assignment of Leases. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents and Profits due and payable or to become due and payable thereunder.
Section 1.13Insurance. Borrower has obtained and has delivered to Lender evidence of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
Section 1.14Licenses and Permits. All Permits and all other authorizations, permits, licenses, including, without limitation liquor licenses, if

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any, and operating permits, required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained, paid for and are in full force and effect and, to the knowledge of Borrower, all Tenants have such permits and approvals as are required by any Governmental Authority for the use, occupancy and operation of the premises demised under their respective Leases.
Section 1.15Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
Section 1.16Status of Property.
(a)The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems.
(b)All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.
(c)The Property is free from damage caused by fire or other casualty. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(d)All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.
(e)Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents.
(f)All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

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(g)Except as specifically disclosed in a Title Insurance Policy or on the survey for an Individual Property, (1) all the Improvements lie wholly within the boundaries and building restriction lines of the Property, and (2) no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.
(h)To Borrower’s knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
(i)Except as previously disclosed to Lender in writing, Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to the Property which have not been paid for in full. There is no such construction, repairs, alterations or improvements ongoing at the Property as of the Closing Date. There are no outstanding or disputed claims for any Work Charges and there are no outstanding liens or security interests in connection with any Work Charges.
Section 1.17Leases.
(a)The rent rolls attached hereto as Exhibit A (with respect to the applicable Individual Property, the “Rent Roll”) are true, correct and complete and there are no Leases affecting the Property except those Leases identified on the Rent Roll. Borrower has delivered to Lender true, correct and complete copies of all existing Leases, including all existing modifications and amendments, and including all existing Lease Guaranties (collectively, “Existing Leases”). All agreements between the landlord and Tenant or between the landlord and any guarantor pertaining to any of such Leases are set forth in writing and are included in such copies that have been so delivered.
(b)There are no defaults by Borrower under the Existing Leases. To the best knowledge of Borrower, there are no defaults by any Tenants under the Existing Leases nor by any guarantors under the existing Lease Guaranties. The Existing Leases, including the existing Lease Guaranties, are in full force and effect.
(c)To the best knowledge of Borrower, none of the Tenants now occupying 10% or more of the rentable space at the Property or having a current Lease affecting 10% or more of such rentable space is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.
(d)Except as otherwise set forth in the Existing Leases, no Existing Lease may be amended, terminated or canceled unilaterally by a Tenant, and no Tenant may be released from its obligations, except in the event of material Casualty or Condemnation.
(e)Except only for rent and additional rent for the current month, Borrower has not accepted any payment of rent more than one month in advance of its due date, nor any security deposit in an amount exceeding one month’s rent.

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(f)Borrower has delivered to Lender a true, correct and complete copy of the standard form of Lease used at the Property as of the date hereof (the “Lender-Approved Lease Form”).
(g)Except as set forth on Schedule 3.17, each Individual Property is in compliance with all provisions regarding exclusivity and use in each Existing Lease.
Section 1.18Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower under applicable Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.
Section 1.19Special Purpose Entity/Separateness.
(a)Each Individual Borrower is a Special Purpose Entity; provided that prior to the date hereof, the organizational documents of each Individual Borrower did not contain the specific requirements listed in the definition of Special Purpose Entity set forth in this Agreement but rather contained similar requirements regarding the separateness of such Individual Borrower, and each such Individual Borrower prior to the date hereof complied with such similar requirements in all material respects.
(b)Each Individual Property has “single asset real estate” status as defined by Section 101(51)(B) of the Bankruptcy Code.
(c)The representations and warranties set forth in this Section 3.19 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
Section 1.20Solvency. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document or the Environmental Indemnity with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents and the Environmental Indemnity. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.
Section 1.21Organizational Chart. The organizational chart attached as Exhibit B hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof and shows all Persons holding direct or indirect ownership interests in each Individual Borrower. Borrower has delivered to Lender true and correct copies of all Borrower’s

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organizational documents and except as expressly approved by Lender in writing, there have been no changes in Borrower’s Constituents since the date that the Application was executed by Borrower.
Section 1.22Material Agreements. Attached hereto as Schedule 3.22 is a list of all Material Agreements, true and complete copies of each of which have been delivered to Lender.
Section 1.23No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.
Section 1.24No Bankruptcy Filing. Neither Borrower, nor any of Borrower’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.
Section 1.25Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents or the Environmental Indemnity, or in any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower or its business, operations or condition (financial or otherwise).
Section 1.26Foreign Person. Neither Borrower nor any partner, member or shareholder of Borrower is, and no legal or beneficial interest in a partner, member or shareholder of Borrower is or will be held directly or indirectly by a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.
Section 1.27No Change in Facts or Circumstances; Disclosure. There has been no material adverse change from the conditions shown in the Application or in the materials submitted in connection with the Application or in the credit rating or financial condition of Borrower or any of Borrower’s Constituents.
Section 1.28Management Agreements. Borrower has provided to Lender a true, correct and complete copy of the Management Agreements. The Management Agreements are in full force and effect and no event of default has occurred thereunder nor has any event under the Management Agreements occurred which, but for the giving of notice, or passage of time, or both would be an event of default thereunder. All fees payable to Manager have been paid in full.
Section 1.29Criminal Acts. Neither Borrower nor any of Borrower’s Constituents has been convicted of, or been indicted for, a felony criminal offense.

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Section 1.30No Defaults. Neither Borrower nor any of Borrower’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement.
Section 1.31Intentionally Omitted.
Section 1.32Personal Property. Borrower owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Lender in writing. The Personal Property has not been used or bought for personal, family, or household purposes, but has been bought and used solely for the purpose of carrying on Borrower’s business.
Section 1.33O&M Program. The O&M Program, if any, is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
Section 1.34REA. The REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to the REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth on Schedule 3.34, the REA has not been modified, amended or supplemented.
Section 1.35Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to as the “Environmental Report”), (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate the Property for the purposes set forth in this Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant the Environmental Report; (b) there are no past, present or threatened releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including, but not limited to, any reports relating

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to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.
Section 1.36Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in this Article III and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE IV. BORROWER COVENANTS
From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, each Individual Borrower, with respect to itself and with respect to such Individual Borrower’s Individual Property, hereby covenants and agrees with Lender that:
Section 1.1Existence; Legal Requirements.
(a)Borrower will continuously maintain (i) its existence and shall not divide, dissolve or permit its dissolution, (ii) its rights to do business in the State and (iii) its franchises and trade names, if any.
(b)Borrower shall promptly comply and shall cause the Property to comply with all Legal Requirements affecting the Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Borrower to keep all Permits in full force and effect). Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property

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(or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
Section 1.2Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements shall not be removed, demolished or materially altered without the consent of Lender or as otherwise permitted pursuant to Section 4.20 hereof. Borrower shall perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by Condemnation or other proceeding of the character referred to in Section 3.11 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the land constituting the Property. Borrower shall operate the Property for the same uses as the Property is currently operated and Borrower shall not, without the prior written consent of Lender, (i) change the use of the Property as a retail shopping center or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.
Section 1.3Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
Section 1.4Impositions.
(a)Borrower shall pay (or cause to be paid) all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, during the continuance of an Event of Default, Borrower’s obligation to directly pay Impositions shall be suspended for so long as such Impositions are being paid by Depository (defined below) from the Tax and Insurance Reserve Account (defined below) pursuant to Section 5.1(b) hereof. Borrower shall furnish to Lender receipts for the payment of the Impositions prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Impositions in the event that such Impositions are being paid by Depository from the Tax and Insurance Reserve Account pursuant to Section 5.1(b) hereof).
(b)After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions or any other claim that can lead to a Lien against the Property, provided that (i) no Event of Default has occurred and remains uncured;

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(ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Impositions or claim, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Impositions or claim from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Impositions or claim, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.
Section 1.5Liens and Encumbrances. Without the prior written consent of Lender, to be exercised in Lender’s sole and absolute discretion, other than the Permitted Encumbrances, Borrower shall not create, place or allow to remain any Liens on the Property. If any Liens are recorded against the Property or any part of the Property, Borrower shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence.
Section 1.6Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or Guarantor which might have a Material Adverse Effect.
Section 1.7Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.
Section 1.8Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.
Section 1.9Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
Section 1.10Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.

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Section 1.11Books and Records.
(a)Borrower shall keep and maintain or will cause to be kept and maintained on a calendar year basis, in accordance with the Approved Accounting Method, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Property, whether such income or expense be realized by Borrower or by any other Person whatsoever excepting tenants unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Property for the purpose of occupying the same.
(b)Within ninety (90) days following the end of each calendar year, Borrower shall furnish Lender: (i) income statements, balance sheets and cash flow statements of each Individual Borrower and each Individual Property reviewed (or after the occurrence of an Event of Default, audited) by a certified public accountant reasonably satisfactory to Lender and stating that the same have been prepared in accordance with the Approved Accounting Method and (ii) a detailed rent roll for the Property which shall list all expiring Leases and the applicable lease expiration dates.
(c)Within thirty (30) days prior to the end of each calendar year, Borrower shall furnish to Lender detailed operating and capital budgets with respect to each Individual Property for the following year (with respect to the applicable Individual Property, the “Annual Budget”), which such Annual Budget shall (A) until the occurrence and continuance of a Trigger Period, be provided to Lender for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period, not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein as the “Approved Annual Budget”). Until such time that Lender approves a proposed Annual Budget, (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, all operating expenses of the Property for the then current calendar year shall be deemed extraordinary expenses of the Property and shall be subject to Lender’s prior written approval (not to be unreasonably withheld or delayed) and (2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Impositions, insurance premiums and utilities expenses.
(d)Within thirty (30) days following the date that Borrower is required to file any state or federal income tax returns, Borrower shall deliver to Lender copies of such returns as filed with the applicable taxing authorities together with evidence of the payment of all federal and state income taxes required to be paid by Borrower.
(e)Within forty-five (45) days following the end of each calendar quarter, Borrower shall deliver to Lender a “Leasing Status Report”, which shall include (i) to the extent such information is not contained on the most recent rent roll delivered to Lender, a list of each vacant space located in each Individual Property, which shall include the asking rent for each space, (ii) a summary of prospective tenants for each vacant space, including a discussion of lease terms and a copy of any letters of intent, if available, (iii) the status of any leased spaces that will roll over within the six (6) month period following the date of the applicable Leasing Status Report, including details with respect to whether the current tenant has given notice of whether it intends to renew its Lease or permit the termination of the same and, if applicable, the proposed renewal terms; and (iv) copies of any and all new Leases, or amendment, modification,

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termination or surrender of any Leases, together with any and all side letters, licenses, letters of credit, guarantees and any other documentation executed in connection with any such Leases entered into since the delivery of the last Leasing Status Report from Borrower to Lender.
(f)Within forty-five (45) days following the end of each calendar quarter, Borrower shall deliver to Lender (i) operating statements of each Individual Property in form and substance satisfactory to Lender, and (ii) a detailed rent roll for each Individual Property (which shall list all expiring Leases and the applicable Lease expiration dates), together with a delinquency report each in substantially the same form as delivered to Lender in connection with its underwriting of the Loan or such other form as may be approved by Lender.
(g)Within ten (10) Business Days after Lender’s request, Borrower shall deliver to Lender such additional financial information concerning Borrower (including state and federal tax returns), any Guarantor and/or the Property as may be reasonably requested by Lender.
(h)Upon request from Lender, Borrower shall furnish in a timely manner an accounting of all Security Deposits, including the nature and type of Security Deposit, the name and identification number of the accounts in which such Security Deposits are held (if applicable), such details regarding any Security Deposit not held in the form of cash as Lender may reasonably require, the name and address of the financial institutions in which such Security Deposits are held or have been otherwise issued by and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts or other information directly from such financial institutions.
(i)Borrower agrees that all financial data and statements described in this Section 4.11 to be delivered to Lender pursuant to this Agreement shall be (a) complete and correct and present fairly the financial condition of the applicable Person in all material respects and (b) accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 4.11. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in Borrower’s financial condition.
Section 1.12Estoppel Certificates.
(a)After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(b)During the continuance of an Event of Default, Borrower shall use commercially reasonable efforts to deliver to Lender upon reasonable request, tenant estoppel certificates from commercial Tenants occupying at least 80% of the net rentable area of leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

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(c)Borrower shall pay when due to Dollar Tree Stores, Inc., a Virginia corporation (“Dollar Tree Alex City/Pierpont”), Family Dollar Stores of North Carolina, LLC, a Virginia limited liability company (“Family Dollar Franklinton”) and Family Dollar Stores of Florida, LLC, a Virginia limited liability company (“Family Dollar Sunshine”), as applicable, such amounts due under the applicable Specified Tenant Lease for overpayments of CAM, taxes and insurance in the aggregate amount not to exceed $50,697.00. Within ninety (90) days of the Closing Date, Borrower shall deliver to Lender tenant estoppel certificates from (i) Dollar Tree Alex City/Pierpont in connection with the (A) Individual Property located at Alex City Marketplace and (B) Individual Property located at Pierpont Center, (ii) Family Dollar Franklinton in connection with the Individual property located at Franklinton Square and (iii) Family Dollar Sunshine in connection with the Individual Property located at Sunshine Plaza, in each case, evidencing such payment and no other CAM refunds currently due.
(d)Within thirty (30) days of rent commencement by RTM Operating Company, LLC, a Virginia limited liability company (“Arby’s”) at the Individual Property located at Franklin Village in Kittaning, Pennsylvania, Borrower shall use commercially reasonable efforts to deliver to Lender a tenant estoppel certificate from Arby’s in form and substance reasonably satisfactory to Lender, including but not limited to, a certification from Arby’s that the certain right of first refusal described in Section 4.06 of its Specified Tenant Lease is not triggered by a foreclosure of the Property or action in lieu thereof.
(e)Within three (3) Business Days from the date hereof, Borrower shall deliver to Lender tenant estoppel certificates in form and substance identical to those unexecuted tenant estoppel certificates attached hereto as Exhibit F, duly executed by the applicable Tenants set forth therein.
Section 1.13ERISA.
(a)Throughout the term of the Loan, (i) Borrower shall not sponsor and shall not contribute to and shall not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower shall constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower shall not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower shall not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA.
(b)Borrower shall not engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(c)Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that Borrower is in compliance with the covenants contained in this Section 4.13.
Section 1.14OFAC.

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(a)At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall (i) not be a Prohibited Person and (ii) be in full compliance with OFAC of the U.S. Department of the Treasury. Borrower shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.
(b)Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that Borrower is in compliance with the covenants contained in this Section 4.14.
Section 1.15Leasing.
(a)Borrower will (i) perform or cause to be performed the landlord’s obligations under all Leases now or hereafter affecting the whole or any part of the Property, (ii) enforce, short of termination, the performance by each tenant under its respective Lease of all of said tenant’s obligations thereunder, and (iii) give Lender prompt written notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Borrower with respect to any Lease.
(b)Borrower will not enter into any new lease or consent to the amendment, modification, termination or surrender of any of the Leases or consent to any assignment of any Lease or any sublease under any Lease (herein “Leasing Activity”), without Lender’s prior written consent, except that with respect to Leases demising 15,000 rentable square feet or less of space at the Property, Borrower may engage in any Leasing Activity, without the prior written consent of Lender, provided (I) such Leasing Activity is an arms’ length transaction with an unaffiliated third party and (II) such Leasing Activity complies with all of the Leasing Guidelines (as hereinafter defined).
(c)Borrower will cause each Individual Property to be in compliance with all provisions regarding exclusivity and use in each Existing Lease.
(d)For purposes hereof, the term “Leasing Guidelines” shall mean:
(i)all Leases shall be on the Lender-Approved Lease Form (as such Lender-Approved Lease Form may be modified to reflect reasonable and customary changes thereto which are consistent with the provisions of this Section 4.15 and the Leasing Guidelines and would not have a material adverse effect on the value or cash flow of the Property);
(ii)no Lease shall (A) be for a scheduled term (excluding renewals) of less than three (3) years or (B) provide for more than two (2) months of free rent per year of the Lease term (excluding renewals);

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(iii)no Lease shall provide for the payment of rent more than one (1) month in advance (expressly excluding the first month’s rent, which may be paid upon Lease execution, and any Lease termination fees recovered in lieu of rent); and
(iv)the terms of each Lease (including, without limitation, the lease term and minimum base rent, rent concessions, free rent periods, tenant improvements allowances and leasing commissions payable in connection with such Lease) shall not substantially diverge from the prevailing market rates and terms for arms’ length transactions for properties similar to the applicable Individual Property in the location where the applicable Individual Property is situated at the time such Lease is entered into.
(e)Notwithstanding anything to the contrary contained herein, Borrower shall not, with respect to Leases demising more than 15,000 rentable square feet of space at the Property, without Lender’s prior written consent:
(i)reduce the rents payable under any of the Leases regardless of whether, after such reduction, the rents payable by the tenants under such Leases would be permitted under the Leasing Guidelines;
(ii)except in accordance with the terms of the Leasing Guidelines, amend, modify or otherwise alter any letter of credit or other security or any guaranty given in connection with any Lease, or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any such security or any guarantor under any guaranty given in connection with any Lease of and from any obligation, condition and/or agreement to be kept, observed and/or performed by such guarantor;
(iii)consent to an assignment or subletting by a tenant of its interest in any Lease if (1) such tenant (or any guarantor) is released from liability in any respect under such Lease, or (2) Borrower shall not be reasonably satisfied with the creditworthiness of the proposed assignee or subtenant, as the case may be;
(iv)cancel, terminate or accept the surrender of any Lease; or
(v)modify the provisions of the Lender-Approved Lease Form (A) with respect to the tenant’s obligation to deliver estoppel certificates, except that Borrower may agree to changes which do not materially diminish the scope, substance or benefits to either landlord or Lender of the information required to be included in the form of tenant estoppel certificate contained in the Lender-Approved Lease Form; (B) which limit or exculpate Lender from liability for certain damages; or (C) which concern the subordination of each Lease to the Security Instrument.
Section 1.16Management Agreements.
(a)Borrower shall cause Manager to manage each Individual Property in accordance with the Management Agreements. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreements on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreements on the part of Borrower to be performed and observed, and (iii) promptly deliver to Lender a copy of each

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financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreements. If Borrower defaults in the performance or observance of any material term, covenant or condition of the Management Agreements on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, the Environmental Indemnity or the Guaranty, if any, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreements, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreements on the part of Borrower to be performed or observed.
(b)Borrower shall not surrender, terminate, cancel, modify, renew or extend the Management Agreements, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreements, in each case without the express consent of Lender (such consent not to be unreasonably withheld). If at any time Lender consents to the appointment of a new manager, such manager and Borrower shall, as a condition of Lender’s consent, execute an assignment and subordination of management agreement in the form then used by Lender.
(c)Lender shall have the right, in its sole discretion, to require Borrower to replace the Manager upon prior notice with a Person reasonably approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and continuance of an Event of Default and/or (ii) if Manager is in default of any material provision under the Management Agreements beyond any applicable notice and cure period or if at any time the Manager has engaged in gross negligence, fraud or willful misconduct.
Section 1.17Payment for Labor and Materials.
(a)Subject to Section 4.17(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.
(b)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the

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Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.
Section 1.18Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
Section 1.19No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
Section 1.20Alterations. Notwithstanding anything contained herein to the contrary, Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (c) that are structural in nature, which approval may be granted or withheld in Lender’s sole discretion. If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security acceptable to Lender, or (iv) a completion bond acceptable to Lender. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.
Section 1.21Special Purpose Entity.
(a)From and after the date hereof, each Individual Borrower shall continue to be a Special Purpose Entity.
(b)From and after the date hereof, in the event any Individual Borrower or any SPE Component Entity is an Acceptable LLC, the limited liability company agreement of such Individual Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that:
(i)upon the occurrence of any event that causes the last remaining member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan

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Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any natural person duly designated under the applicable organizational documents shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable) automatically be admitted to Borrower or such SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution;
(ii)Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware law;
(iii)Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of the first substitute member;
(iv)Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or such SPE Component Entity (as applicable);
(v)pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable);
(vi)Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable);
(vii)except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable). In order to implement the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable);
(viii)upon the occurrence of any event that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity

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(as applicable) agree in writing (A) to continue Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable);
(ix)any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and
(x)each of Member and Special Member waives any right it might have to agree in writing to divide or dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).
Section 1.22Principal Place of Business; Chief Executive Office; Books and Records. Borrower shall not (i) change its principal place of business or name from the address and name set forth in the introductory paragraph hereof without, in each instance, (A) giving Lender at least thirty (30) days’ prior written notice thereof and (B) taking all action required by Lender for the purpose of perfecting and/or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents or (ii) change its organizational structure without (A) obtaining the prior written consent of Lender and (B) taking all action reasonably required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
Section 1.23Material Agreements. Borrower shall not, without Lender’s prior written consent, such consent not to be unreasonably withheld: (a) enter into any Material Agreement, (b) surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such Material Agreement would be commercially reasonable and then only if Borrower shall have provided to Lender not less than five (5) Business Days’ notice of such termination and such termination would not be reasonably expected to result in a Material Adverse Change), (c) increase or consent to the increase of the amount of any fees or charges payable by Borrower under any Material Agreement, except for such increases as are expressly provided for therein, or (d) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement.
Section 1.24Personal Property. Borrower will not remove the Personal Property without the prior written consent of Lender, except items of Personal Property which are consumed or worn out in ordinary usage which shall be promptly replaced by Borrower with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

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Section 1.25Environmental Covenants.
(a)Borrower covenants and agrees that: (i) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no releases of Hazardous Substances in, on, under or from the Property; (iii) except for those Hazardous Materials otherwise disclosed in the Environmental Report for the Property, there shall be no Hazardous Substances in, on, or under the Property, except those that are (A) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (B) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (C) fully disclosed to Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, (A) comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property to reasonably effectuate Remediation of any condition (including but not limited to a release of a Hazardous Substance) in, on, under or from the Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (vii) Borrower shall not do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (viii) Borrower shall immediately notify Lender in writing of (A) any presence or releases or threatened releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.
(b)In the event that Lender has reason to believe that an environmental hazard exists on the Property that may, in Lender’s sole reasonable discretion, endanger any Tenants or other occupants of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice from Lender, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such

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assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on the Property that, in Lender’s sole judgment, endangers any Tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Property.
(c)(i) Borrower hereby represents and warrants that attached hereto as Exhibit C are true and complete copies of the operations and maintenance plans for the Individual Properties located as Franklinton Square, Grove Park Shopping Center, Riverbridge Shopping Center and Sunshine Plaza (collectively, the “O&M Program”), and (ii) Borrower has as of the date hereof complied in all respects with the O&M Program. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions the O&M Program.
ARTICLE 1
ARTICLE 2
ARTICLE 3
ARTICLE 4
Section 1.1
Section 1.2
Section 1.3
Section 1.4
Section 1.5
Section 1.6
Section 1.7
Section 1.8
Section 1.9
Section 1.10
Section 1.11

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Section 1.12
Section 1.13
Section 1.14
Section 1.15
Section 1.16
Section 1.17
Section 1.18
Section 1.19
Section 1.20
Section 1.21
Section 1.22
Section 1.23
Section 1.24
Section 1.25
Section 1.26Required Repairs.
(a)Borrower shall perform the repairs at the Property as more particularly set forth on Schedule 4.26 annexed hereto (such repairs, collectively, the “Required Repairs”), and shall complete each of the Required Repairs and provide Lender with reasonably satisfactory evidence of the same on or before the corresponding deadline for the applicable Required Repairs set forth on Schedule 4.26 (with respect to the applicable Required Repairs, the “Required Repairs Completion Date”).
(b)Nothing in this Section 4.26 shall (i) make Lender responsible for making or completing any Required Repairs; (ii) obligate Lender to commence or proceed with any Required Repairs; (iii) require Lender to expend funds in connection with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to perform or complete any Required Repairs.
Section 1.27Zoning Report. Within thirty (30) days after the Closing Date, Borrower shall furnish to Lender a final zoning report from The Planning & Zoning Resource Company in connection with the Individual Property located at 131 to 163 Nashville Commons Drive, Nashville, North Carolina (the “NC Zoning Report”), which NC Zoning Report (i) shall be substantially identical to the latest version of the draft zoning report which The Planning & Zoning Resource Company provided to Lender, (ii) includes, among other things, confirmation that there are no fire code violations at such Individual Property and (iii) does not reflect any other material changes from the existing draft of such report.
Section 1.28Further Assurances. Borrower will, at Borrower’s sole cost and expense, (i) promptly correct any defect or error which may be discovered in the contents of this

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Agreement, the Security Instrument or any other Loan Documents or any other agreement to which Borrower is a party or in the execution, acknowledgment or recordation thereof, and (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, mortgages, security deeds, conveyances, deeds of trust, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, assignments of rents or leases, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement, the rights or interests covered or intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, protect, continue, assign, transfer and confirm unto Lender the rights granted or intended to be granted to Lender hereunder or under any other instrument executed in connection with this Agreement or which Borrower may be or become bound to confirm, convey, bargain, sell, release, warrant, transfer, mortgage, pledge, grant, assure, set over or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of this Agreement; provided that the foregoing shall not increase the liability of Borrower or decrease the rights of Borrower as set forth in the Loan Documents, in either case other than in de minimis respects. Upon notice to Borrower from Lender of the loss, theft, destruction or mutilation of any Note, Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.
ARTICLE V. RESERVE FUNDS
Section 1.1Tax and Insurance Deposits.
(a)Amount of Deposits. During the occurrence and continuance of a Trigger Period, Borrower shall deposit with Depository, into an account in the name of Lender (the “Tax and Insurance Reserve Account”), monthly, one-twelfth (l/12th) of the annual premiums for insurance and one-twelfth (1/12th) of the amount of all Impositions estimated by Lender to be due for the immediately succeeding calendar year. In addition, if required by Lender during the occurrence and continuance of a Trigger Period, Borrower shall also deposit with the Depository a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums at least thirty (30) days before such payments are due. All interest earned on the funds held by the Depository, less Depository’s customary administrative charges, shall be credited to, and remain in an account with the Depository, but the amount thereof shall be credited against future deposit obligations under this Section 5.1. Lender shall bear no liability for the failure to achieve any particular rate of return or yield on funds held by the Depository. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of Lender’s reasonable estimate thereof, and, when such amount is fixed for the then-current year, Borrower shall promptly deposit any deficiency with the Depository. Lender acknowledges and agrees that Borrower is not currently required to make the deposits pursuant to this Section 5.1, provided, however, that (i) in connection with deposits for Impositions, Lender retains the right to require Borrower to make the deposits specified herein in the future, and (ii) in connection with deposits for premiums for insurance, Lender shall not require Borrower to make such deposits provided that (A) no Trigger Period or event which with the giving of notice or lapse of time, or both, would constitute a Trigger Period hereunder or under any Loan Document shall exist and remain uncured, (B) Borrower is maintaining the required insurance hereunder pursuant to a blanket insurance Policy approved by Lender in Lender’s sole and absolute discretion, and (C) Borrower has provided Lender with

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evidence reasonably satisfactory to Lender of payment in advance of the annual Insurance Premiums.
(b)Use of Deposits. All funds so deposited shall, until so applied by the Depository for the payment of Impositions or premiums for insurance, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository. If an Event of Default shall have occurred hereunder and be continuing, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender’s option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in this Section 5.1.
(c)Notwithstanding the foregoing, Lender shall cause all amounts held in the Tax and Insurance Reserve Account, including interest, to be released to Borrower within ten (10) Business Days of the termination of the Trigger Period.
Section 1.2Intentionally Omitted.
Section 1.3Operating Expense Reserve.
(a)Deposit to Operating Expense Reserve Fund. On each Monthly Payment Date during the occurrence and continuance of a Trigger Period, Borrower shall deposit (or cause to be deposited) with Depository, into an account in the name of Lender, an amount sufficient to pay for operating expenses for the applicable period incurred in accordance with the Approved Annual Budget (the “Monthly Operating Expense Deposit”). All such amounts shall be held by Depository in an account (the “Operating Expense Reserve Account”) until released in accordance with the provisions of clause (b) below. Amounts deposited in the Operating Expense Reserve Account pursuant to this Section 5.3 are referred to herein as the “Operating Expense Reserve Fund”. Lender may reassess the amount of the Monthly Operating Expense Deposit from time to time, and may require Borrower to increase such monthly deposits upon thirty (30) days’ notice to Borrower if Lender reasonably determines that an increase is reasonably necessary to maintain the proper operation of any Individual Property. Lender acknowledges and agrees that Borrower is not currently required to make the deposits pursuant to this Section 5.3, provided, however, that Lender retains the right to require Borrower to make the deposits specified herein in the future during the existence of a Trigger Period.
(b)Release of Operating Expense Reserve Fund. Lender shall cause Depository to disburse funds from the Operating Expense Reserve Fund to Borrower promptly after satisfaction of all of the following conditions:
(i)no Default or Event of Default shall have occurred and be continuing at the time of the submission of an Operating Expense Requisition or as of the date of the disbursement of the Operating Expense Advance. Borrower’s submission of an Operating Expense Requisition shall be deemed Borrower’s certification that Borrower is in full compliance with the terms of this Section 5.3 and that no Default or Event of Default shall have occurred and be continuing at the time of the submission of such Operating Expense Requisition.
(ii)Lender’s receipt of a certificate from an officer of Borrower certifying that the requested disbursement is for an operating expense incurred by Borrower and included in the Approved Annual Budget or otherwise approved by Lender.

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Notwithstanding the foregoing, Lender shall cause all amounts held in the Operating Expense Reserve Account, including interest, to be released to Borrower within ten (10) Business Days of the termination of the Trigger Period.
(c)Disbursement of Operating Expense Advance. Lender shall make disbursements from the Operating Expense Reserve Fund (each, an “Operating Expense Advance”) pursuant to, and in accordance with, the terms of this Section 5.3 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of an Operating Expense Advance, of a written requisition (a “Operating Expense Requisition”) on such form or forms as may be reasonably required by Lender.
Section 1.4Excess Cash Flow Reserve. During the occurrence and continuance of a Trigger Period, on each Monthly Payment Date during the term of the Loan all Excess Cash Flow shall be deposited with Depository, into an account in the name of Lender in accordance with Section 11.2(b) hereof. All such amounts shall be held by Depository in an account (the “Excess Cash Flow Account”) until released in accordance with this Section 5.4. Lender shall cause all amounts held in the Excess Cash Flow Account, including interest, to be released to Borrower within ten (10) Business Days after the termination of the Trigger Period.
Section 1.5Capital Expenditure Reserve.
(a)Deposit to Capital Expenditure Reserve Fund. On each Monthly Payment Date during the term of the Loan, Borrower shall deposit (or cause to be deposited) with Depository, into an account in the name of Lender, an amount equal to $22,077.00 (the “Capital Expenditure Reserve Deposit Amount”) until such time as the aggregate amount in the Capital Expenditure Reserve Account exceeds $1,892,656.00 (the “Capital Expenditure Reserve Account Cap”); provided that at all times thereafter that the funds in the Capital Expenditure Reserve Account are less than the Capital Expenditure Reserve Account Cap, Borrower shall resume making deposits into the Capital Expenditure Reserve Account on each Monthly Payment Date in an amount equal to the Capital Expenditure Reserve Deposit Amount until the funds in the Capital Expenditure Reserve Account exceed the Capital Expenditure Reserve Account Cap. Funds in the Capital Expenditure Reserve Account shall be used to pay for or reimburse Borrower for any capital repairs, replacements and improvements necessary to keep the Property in good condition, order and repair and to prevent deterioration of the Property (a “Capital Expenditure Advance”). All such amounts shall be held by Depository in an account until released in accordance with the provisions of clause (b) below (the “Capital Expenditure Reserve Account”). Amounts deposited in the Capital Expenditure Reserve Account pursuant to this Section 5.5 are referred to herein as the “Capital Expenditure Reserve Fund”. Lender may reassess the amount of the Monthly Capital Expenditure Deposit from time to time, and may require Borrower to increase such monthly deposits upon thirty (30) days’ notice to Borrower if Lender determines that an increase is necessary to maintain the proper condition of the Property.
(b)Release of Capital Expenditure Reserve Fund. Lender shall cause Depository to disburse funds from the Capital Expenditure Reserve Fund subject to satisfaction with the conditions:
(i)no Default or Event of Default shall have occurred and be continuing at the time of the submission of a Capital Expenditure Requisition (as hereinafter defined) or as of the date of the disbursement of the Capital

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Expenditure Advance. Borrower’s submission of a Capital Expenditure Requisition (as hereinafter defined) shall be deemed Borrower’s certification that no Default or Event of Default shall have occurred and be continuing at the time of the submission of such Capital Expenditure Requisition.
(ii)Lender’s receipt of a certificate from an officer of Borrower certifying that the requested disbursement is either to (a) reimburse Borrower for a capital expenditure already paid by Borrower or (b) pay the actual cost of a certain capital expenditure then due and payable directly to a third party vendor that is not an affiliate of Borrower, and in each of the foregoing cases, that was approved by Lender.
(iii)Borrower shall provide evidence satisfactory to Lender that all the capital expenditure work for which the Capital Expenditure Advance is being requested has been performed (1) in accordance with all Governmental Regulations, and (2) in a good and workmanlike manner.
(iv)Borrower has delivered to Lender invoices and conditional lien releases for direct payments or paid receipts and lien waivers for reimbursement to Borrower, in each case, from all contractors, subcontractors and materialmen supplying labor or materials for which the Capital Expenditure Advance is being requested; provided that, at Lender’s option, if the cost of any individual capital expenditure subject to a Capital Expenditure Advance exceeds $50,000, Lender shall have received the results of a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender.
(c)Disbursement of Capital Expenditure Advance. Lender shall disburse to Borrower each Capital Expenditure Advance pursuant to, and in accordance with, the terms of this Section 5.5 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of a Capital Expenditure Advance, of a written requisition (a “Capital Expenditure Requisition”), certified by Borrower on such form or forms as may be required by Lender. Each Capital Expenditure Requisition shall be for not less than $10,000, except that the final Capital Expenditure Requisition may be for less than $10,000. Each Capital Expenditure Requisition shall be deemed a representation by Borrower that Borrower is in full compliance with the terms of this Section 5.5. Lender shall not be obligated to make disbursements of the Capital Expenditure Reserve Fund to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from any other Reserve Accounts.
Any amount remaining in the Capital Expenditure Reserve Account after the Obligations have been satisfied in full in accordance with the Loan Documents shall be returned to Borrower.
Section 1.6TI/LC Reserve.
(a)Deposit to TI/LC Reserve Fund. On each Monthly Payment Date during the occurrence and continuance of a Specified Tenant Trigger Event, Borrower shall deposit with Depository into an account in the name of Lender (the “TI/LC Reserve Account”), an amount equal to $88,310.00 (the "TI/LC Reserve Account Deposit Amount") until such time as the amount in the TI/LC Reserve Account is greater than or equal to an amount reasonably calculated by Lender equal to $20.00 per square foot of space at each Individual Property where the applicable Specified Tenant is the subject of

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a Specified Tenant Trigger Event (the "TI/LC Reserve Account Cap"); provided that if at any time more than one Individual Property has a Specified Tenant that is the subject of a Specified Tenant Event, the amount of the TI/LC Reserve Account Cap shall be not greater than $5,000,000.
(b)Release of TI/LC Reserve Fund. During the continuance of a Specified Tenant Trigger Event, the TI/LC Reserve Fund shall be disbursed to Borrower for the purpose of new and renewal leasing costs at the Individual Property where the Specified Tenant Trigger Event is occurring and Lender shall cause Depository to disburse funds to Borrower from the TI/LC Reserve Fund (each such disbursement, a, “TI/LC Advance”), subject to satisfaction of the following conditions:
(i)no Default or Event of Default shall have occurred and be continuing at the time of the submission of an TI/LC Advance Requisition (as hereinafter defined) or as of the date of the disbursement of the TI/LC Advance. Borrower’s submission of an TI/LC Advance Requisition shall be deemed Borrower’s certification that no Default or Event of Default shall have occurred and be continuing at the time of the submission of such TI/LC Advance Requisition;
(ii)if the applicable TI/LC Advance is for tenant improvements, Lender’s receipt of a certificate from an officer of Borrower certifying that the requested TI/LC Advance is either to (a) reimburse Borrower for the actual cost of certain tenant improvements already paid by Borrower, or (b) pay the actual cost of certain tenant improvements then due and payable directly to a third party vendor that is not an Affiliate of Borrower, and that such tenant improvements were made pursuant to the applicable provision of a Lease in place on the date hereof that was renewed during the term of the Loan, or entered into by Borrower, in each of the foregoing cases, in accordance with the terms of the Loan Documents. Borrower shall also provide to Lender (x) evidence that the applicable tenant improvements have been performed in accordance with (1) all applicable Governmental Regulations and (2) the applicable Lease, and (y) invoices and conditional lien releases for direct payments or paid receipts and lien waivers for reimbursements to Borrower, in each case, from all contractors, subcontractors and materialmen supplying labor or materials for the tenant improvements for which the TI/LC Advance is being requested; provided that, at Lender’s option, if the cost of any individual tenant improvement subject to an TI/LC Advance exceeds $50,000 or in connection with the final TI/LC Advance for any such individual tenant improvement, Lender shall have received an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the applicable Security Instrument and evidence of payment of any premium payable for such endorsement; and
(iii)if the applicable TI/LC Advance is for a leasing commission, Lender’s receipt of a certificate from an officer of Borrower certifying that the requested TI/LC Advance is either to (i) reimburse Borrower for the actual cost of leasing commissions already paid by Borrower, or (ii) pay the actual cost of leasing commissions then due and payable directly to a third party leasing agent that is not an Affiliate of Borrower. Such certificate shall be accompanied by the invoice from the applicable leasing agent, together with a receipt evidencing payment, if applicable. The amount and time of payment of such leasing commission, shall be (A) reasonable and customary for properties similar to the Individual Property and the portion of the Individual Property for which such

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leasing commission is due, and (B) determined pursuant to an arms-length agreement between the Borrower and the applicable leasing agent.
Notwithstanding the foregoing, Lender shall cause all amounts held in the TI/LC Reserve Account, including interest, to be released to Borrower within ten (10) Business Days of the termination of the Specified Tenant Trigger Period.
(c)Disbursement of TI/LC Advance. Lender shall disburse to Borrower each TI/LC Advance pursuant to, and in accordance with, the terms of this Section 5.6 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of an TI/LC Advance, of a written requisition (an “TI/LC Advance Requisition”), certified by Borrower on such form or forms as may be required by Lender. Each TI/LC Advance Requisition shall be for not less than $10,000, except that the final TI/LC Advance Requisition may be for less than $10,000. Each TI/LC Advance Requisition shall be deemed a representation by Borrower that Borrower is in full compliance with the terms of this Section 5.6. Lender shall not be obligated to make disbursements of the TI/LC Reserve Fund to pay for costs which are to be paid from any other Reserves.
Section 1.7Reserve Funds Generally.
(a)Prohibition Against Further Encumbrance. Borrower shall not, without the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon or a UCC-1 financing statement, except those naming Lender as the Secured Party, to be filed with respect thereto.
(b)Use of Deposits. All funds so deposited into the Reserve Accounts shall, until so disbursed by the Depository as set forth in the applicable provisions, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository. Borrower shall have no right to require any Reserve Account be an interest-bearing account. If an Event of Default shall have occurred hereunder and be continuing, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender’s option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6, or Section 5.7, respectively.
(c)Transfer of Loan. Upon an assignment or other transfer of Loan, the Depository shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Depository shall thereupon be completely released from all liability with respect to such deposits and Borrower or the owner of the Property shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.
(d)Transfer of the Property and Satisfaction of Loan. Subject to Article VII hereof and so long as the Loan remains outstanding, transfer of record title to the Property shall automatically transfer to the new owner all of Borrower’s beneficial interest in any funds deposited into the Reserve Accounts, subject to the rights of Lender as provided herein. Upon full payment and satisfaction of the Loan or, at Lender’s option, at any prior time, the balance of amounts deposited in the Depository’s possession shall be paid over to the record owner of the Property, and no other party shall have any right or claim thereto in any event.

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ARTICLE VI. INSURANCE, CASUALTY AND CONDEMNATION
Section 1.1Insurance.
(a)Coverages. Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth herein:
(i)comprehensive all risk insurance on the Improvements and the Personal Property, including windstorm/named storm coverage, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co- insurance provisions; (C) providing for a deductible of not greater than $25,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the Property; (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Borrower shall obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement, which shall include sufficient coverage with limits as reasonably acceptable to Lender for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction; and (E) with respect to the construction of any new Improvements, written on a so-called builder’s risk completed value form on a non-reporting basis;
(ii)business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months; (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (E) if the Borrower is required to obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement pursuant to Section 6.1(a)(i)(D), coverage for the increased period of restoration. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(ii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iii)if any portion of the Improvements is currently or at any time in the future located in a federally designated Special Flood Hazard Area (“SFHA”), flood hazard insurance in an amount equal to (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood

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Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such greater amount as Lender shall require;
(iv)the insurance required under this Section 6.1(a)(i), (ii) and (vi) shall cover perils of terrorism insurance for Certified Acts of Terrorism (as such terms are defined in TRIPRA) in an amount equal to the Full Replacement Cost plus twelve (12) months of business income insurance consistent with the requirements of Section 6.1(a)(ii);
(v)steam boiler and machinery breakdown direct damage insurance, in an amount available to Lender, for all boilers and machinery which form a part of the Property;
(vi)commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a combined single limit (not including “umbrella” coverage in place) of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with excess “umbrella coverage” in an amount not less than $30,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insured contracts, to the extent the same is available;
(vii)at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy;
(viii)if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to Lender;
(ix)if Borrower has employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;
(x)a blanket fidelity bond or “Employee Dishonesty” coverage insuring against losses resulting from dishonest or fraudulent acts committed by personnel retained in connection with the operation of the Property (if applicable); and
(xi)such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

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(b)Blanket Insurance; Separate Insurance. Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer (as hereinafter defined), or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(e). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).
(c)Insurers. All policies of insurance required under this Section 6.1 (collectively, the “Policies” and each, individually, a “Policy”) shall be issued by companies having a general policy rating of “A- VIII” or better by Best Key Rating Guide and “A-” by S&P (any of such companies being referred to individually herein as a “Qualified Insurer”) or with such other companies satisfactory to Lender, and shall be subject to the approval of Lender as to amount, content, form and expiration date; it being agreed that the approval by Lender of any insurer shall not be construed to be a representation, certification or warranty of its solvency, and no approval by Lender as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency. Notwithstanding the foregoing, Borrower shall be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that the current AM Best rating of any such Otherwise Rated Insurer is not withdrawn or downgraded below “A- VIII” during the term of the loan. If the ratings of such Otherwise Rated Insurer is downgraded below “A- VIII” or withdrawn during the term of the loan, Borrower shall promptly replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove.
(d)Insured Parties. All Policies provided for or contemplated by Section 6.1(a) hereof, shall name Borrower as a named insured. The insurance required under subsections (i) through (v), inclusive, of Section 6.1(a) shall name Lender, its successors and/or assigns, as mortgagee/loss payee under a Standard Mortgage Clause and a Lender’s Loss Payable Endorsement or an equivalent standard form attached to, or otherwise made a part of such policy in favor of Lender. The insurance maintained under subsections (vi) through (x), inclusive, of Section 6.1(a) shall name Lender, its successors and/or assigns, as an additional insured. It is agreed that, and each property policy shall expressly state that, losses shall be payable jointly to Lender and Borrower notwithstanding (1) any act or negligence of Borrower or its agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment, (2) the occupation or use of the Property or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Agreement, or (4) any change in title to or ownership of the Property or any part thereof. No Policy shall be canceled without at least thirty (30) days written notice to Lender, which may be reduced to ten (10) days’ written notice for non-payment of premium. The issuers thereof shall give written notice to Lender if the issuers elect not to renew prior to its expiration. Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

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(e)Delivery of Policies. If not previously delivered to Lender, Borrower shall deliver to Lender no later than thirty (30) days after the date hereof complete copies of the existing Policies providing the insurance coverage required under Section 6.1(a) marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) annually in advance. In addition, upon expiration of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender complete copies of new or renewal Policies (also marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance. If requested by Lender, Borrower shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender. Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums.
(f)Failure to Deliver Policies. If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect, together with interest at the Default Rate from the date incurred by Lender, shall be secured by the Security Instrument and payable by Borrower to Lender immediately upon Lender’s demand.
(g)Transfer of Title. In the event of foreclosure of the Security Instrument or other transfer of title or assignment of the Property, by reason of a default hereunder, in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Borrower in and to all policies of insurance required under this Section 6.1 or otherwise then in force with respect to the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property.
Section 1.2Casualty and Condemnation.
(a)Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of such Individual Property pursuant to Section 6.3 hereof as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.3 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than $250,000.00 and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.
(b)Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual

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Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any portion of any Individual Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property pursuant to Section 6.3 hereof and otherwise comply with the provisions of Section 6.3 hereof. If the Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
Section 1.3Restoration.
The following provisions shall apply in connection with the Restoration of the Property:
(a)If the Net Proceeds shall be less than $250,000.00 and the costs of completing the Restoration shall be less than $250,000.00, the Net Proceeds will be paid to Lender and disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.3(c) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b)If the Net Proceeds are equal to or greater than $250,000.00 or the costs of completing the Restoration is equal to or greater than $250,000.00, the Net Proceeds shall be paid to Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.3. The term “Net Proceeds” for purposes of this Section 6.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Article VI as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
(c)The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
(i)no Event of Default shall have occurred and be continuing;
(ii)(1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds,

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less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of such Individual Property, and no portion of the Improvements is located on such land;
(iii)Leases demising in the aggregate a percentage amount equal to or greater than ninety percent (90%) of the total rentable space in any Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Tenant, as applicable under the respective Lease, will make all necessary repairs and restorations thereto at their sole cost and expense.
(iv)Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs; provided that Borrower applying for approvals, authorizations, certifications, licenses and permits required in connection with such Restoration shall be deemed a commencement of the Restoration) and shall diligently pursue the same to satisfactory completion;
(v)Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;
(vi)Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;
(vii)the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(viii)the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(ix)such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;
(x)the Debt Yield for the entire Property (as determined by Lender after giving effect to the Restoration) shall be equal to or greater than 9.25%;
(xi)Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be subject to Lender’s approval; and

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(xii)the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.
(d)The Net Proceeds shall be held by Lender in an account and, until disbursed in accordance with the provisions of this Section 6.3, shall constitute additional security for the Debt and the other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.
(e)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.
(f)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.3, be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.3 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by

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the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(g)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(h)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.3 shall constitute additional security for the Debt and the other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents under the Loan Documents.
(i)The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.3, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be (x) if a Trigger Period shall be continuing, at Lender’s option, deposited in the Cash Management Account to be disbursed in accordance with this Agreement or (y) provided no Trigger Period shall be continuing, promptly disbursed to Borrower.
(j)All Net Proceeds not required to be made available for the Restoration may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.
(k)In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
ARTICLE VII. NO SALE OR ENCUMBRANCE
Section 1.1Transfers.
(a)Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the

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Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender can recover the Debt by a sale of the Property.
(b)Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 7.1, Borrower shall not, and shall not permit any Restricted Party do any of the following (individually and collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, (ii) enter into any PACE Loan or (iii) permit a Sale or Pledge of any direct or indirect interest in Borrower; other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.15 and (B) Permitted Transfers.
(c)A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents and Profits; (iii) if a Restricted Party is a corporation, any merger, consolidation or a Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) any change in Control of any Individual Borrower or Guarantor, directly or indirectly.
(d)Notwithstanding the provisions of this Section 7.1, Lender’s consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) of the direct or indirect ownership interests in any Individual Borrower or Guarantor or a REIT Transfer; provided, however, in each case, each of the following conditions (collectively, the “Transfer Conditions”) are satisfied: (i) intentionally omitted; (ii) if such Transfer is a KYC Triggering Transfer, (A) Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer and (B) Lender shall have performed searches and/or received other diligence such that Lender is in compliance with Lender’s then current “know your customer” requirements

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and Lender shall have received Satisfactory Search Results, at Borrower’s cost and expense, with respect to the applicable transferee; (iii) Borrower shall remake (or if such Transfer is not a KYC Triggering Transfer, Borrower shall be deemed to have automatically remade, effective as of the date of the consummation of such Transfer) the representations and warranties contained herein relating to ERISA, OFAC and Prohibited Persons (and, upon Lender’s request, each Individual Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable Transfer); (iv) no Event of Default shall be continuing at the time of such Transfer and such Transfer shall not result in the occurrence of an Event of Default; and (v) at all times, General Partner must continue to (A) Control each of Individual Borrower, Guarantor and any Affiliated Manager and (B) own, directly or indirectly, at least a 51% legal and beneficial interest in each Individual Borrower, Guarantor and any Affiliated Manager. Upon request from Lender, Borrower shall promptly provide Lender with a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any Transfer consummated in accordance with this Section 7.1(d).
(e)Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.
Section 1.2Individual Property Release. Provided that no Trigger Period or Specified Tenant Trigger Period has occurred and is continuing hereunder, and the requirements of Section 2.6 hereof have been satisfied, Borrower shall have the right to obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Loan Documents) and the release of the applicable Individual Borrower’s obligations under the Loan Documents with respect to such released Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions (the “Individual Property Release”):
(a)No Event of Default shall have occurred and be continuing;
(b)Borrower shall give Lender no less than sixty (60) days prior written notice of such Individual Property Release;
(c)The Individual Property to be released shall be conveyed in an arm’s-length transaction to a third party on market terms;
(d)Subsequent to such Individual Property Release, each remaining Individual Borrower shall continue to be a Special Purpose Entity pursuant to, and in accordance with the terms and conditions of this Agreement;
(e) After giving effect to such Individual Property Release, the (i) Debt Yield for the remainder of the Property exclusive of the Individual Property subject to the Individual Property Release shall be greater than each of (A) the Debt Yield for the entire Property (inclusive of the Individual Property to be released) immediately prior to giving effect to such Individual Property Release and (B) 12.0%;
(f)At the time of such Individual Property Release, Borrower shall prepay Lender a principal amount equal to one hundred twenty percent (120%) of the Allocated Loan Amount for the applicable Individual Property (the “Allocated Principal

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Prepayment Amount”), and together with Borrower’s payment of such Allocated Principal Prepayment Amount, Borrower shall pay to Lender all accrued and unpaid interest on such Allocated Principal Prepayment Amount to and including the day of such Individual Property Release and all other sums then due under this Agreement, Note, the Security Instrument and the other Loan Documents with respect to such Allocated Principal Prepayment Amount and the Individual Property subject to the Individual Property Release, and any applicable Prepayment Premium calculated with respect to the Allocated Principal Prepayment Amount being prepaid, together with any applicable Breakage Costs;
(g)The Allocated Principal Prepayment Amount shall not exceed twenty-five percent (25%) of the then outstanding principal amount of the Loan immediately prior to such prepayment;
(h)Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such Individual Property Release, a release of lien for the applicable Individual Property for execution by Lender. Such release shall be in a form reasonably satisfactory to Lender and shall contain standard provisions protecting the rights of Lender. In addition, Borrower shall provide all other documentation to Lender reasonably required in connection with such release evidencing, together with a certificate executed by an officer of Borrower certifying, that (i) the remainder of the Property not being released remains in compliance with all Governmental Regulations and Legal Requirements, and (ii) the documentation effectuating the Individual Property Release will (x) effect such release in accordance with the terms of the Loan Documents, and (y) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents with respect to the remainder of the Property not being released; and
(i)On or before the date of any such Individual Property Release, Borrower shall pay Lender (i) a $10,000 processing fee and (ii) any reasonable, out-of-pocket costs and expenses arising from such Individual Property Release (including reasonable actual attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, any administrative or processing fee charged by Servicer, all recording charges, filing fees, taxes or other expenses payable in connection therewith to effect such release.
(j)Notwithstanding the foregoing, in no event shall Borrower complete an Individual Property Release with respect to more than three (3) Individual Properties during the term of the Loan.
ARTICLE VIII. DEFAULTS
Section 1.1Events of Default. The term “Event of Default,” as used in this Agreement, shall mean the occurrence of any of the following events:
(a)if (A) any Monthly Debt Service Payment Amount or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Reserve Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment of such other portion of the Debt continues for five (5) days following notice to Borrower that the same is due and payable;
(b)if any of the Impositions are not paid when the same are due and payable except to the extent (A) sums sufficient to pay the Impositions in question had been reserved hereunder prior to the applicable due date for the Impositions in question for the

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express purpose of paying the Impositions in question and Lender failed to pay the Impositions in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained in any manner and (C) no Event of Default was continuing;
(c)if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 6.1 hereof;
(d)any representation or warranty made herein or in the other Loan Documents (including any certificates, schedules, and financial statements delivered in connection with any of the foregoing), or otherwise made by or on behalf of Borrower or any other Borrower Party in connection with the transactions contemplated hereunder, shall be false or misleading in any material respect when made; provided that any such false or misleading representation or warranty shall not be Event of Default under this Section 8.1(d) if (A) such false or misleading representation or warranty was unintentional due to the existence of some fact or condition that was unknown to the applicable Borrower Party at the time such false or misleading representation or warranty was made, (B) upon becoming aware of such unknown fact or condition making such representation and warranty false or misleading, the applicable Borrower Party immediately provides Lender with written notice thereof (unless Lender has already provided written notice of same to Borrower), (C) the applicable Borrower Party corrects such fact or condition making such false or misleading representation and warranty false or misleading (unless such false or misleading representation or warranty is due to the existence of a Non-Controlling Shareholder OFAC Violation, in which case Borrower shall cooperate with the applicable Governmental Authority to ensure, to the extent permitted by Governmental Regulations, that such Non-Controlling Shareholder OFAC Violation is cured in accordance with the requirements of such Governmental Authority) and provides satisfactory evidence of the same to Lender (which shall include the applicable Borrower Party remaking such representation and warranty to Lender as being true, accurate and correct as of the date thereof) on or before the date that is thirty (30) days following the date that applicable Borrower Party became aware of the applicable fact or condition (unless such false or misleading representation or warranty is due to the existence of a Non-Controlling Shareholder OFAC Violation, in which case Borrower shall provide such satisfactory evidence promptly following Borrower’s cure of same), and (D) Lender suffers no actual Losses due to such unknown fact or condition or such unintentional false or misleading representation or warranty;
(e)any Transfer shall be made in violation of the terms of this Agreement or the other Loan Documents;
(f)if (i) Borrower, any SPE Component Entity or Guarantor shall commence any case, proceeding or other action (A) under any existing or future Legal Requirements of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) Borrower or any other Borrower Party shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against Borrower or any other Borrower Party, any case, a proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against Borrower or any other Borrower Party, any case, proceeding or other action seeking

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issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) Borrower or any other Borrower Party or any of their affiliates shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), (iii) or (iv) above; or (v) Borrower or any other Borrower Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(g)the existence of any Environmental Condition which is not fully remediated in accordance with the requirements of all applicable Governmental Regulations within thirty (30) days following the date that Borrower first acquires knowledge of such Environmental Condition; provided, however, if such remediation cannot be accomplished within such thirty (30) day period, the time for Borrower’s completion of such remediation shall be extended for such additional period as may be reasonably required by Borrower for such completion, provided further that Borrower (1) shall commence such remediation within thirty (30) days following the date Borrower first acquires knowledge of such Environmental Condition and thereafter exercises its best efforts to prosecute the completion of such remediation and (ii) Borrower is diligently pursuing such remediation in accordance with the timeline established by the applicable Governmental Regulations;
(h)subject to Borrower’s rights of contest set forth in Section 4.4(b) and Section 4.17(b) hereof, if the Property becomes subject to any mechanic’s, materialmen’s or other Lien (including without limitation, any federal tax lien but excluding any Lien for local real estate taxes and assessments not then due and payable) and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after notice thereof to Borrower;
(i)if a default beyond applicable notice or cure period (if any) shall occur under the Management Agreement (or any successor management agreement);
(j)if the Management Agreement is modified or amended without the prior written consent of Lender or Borrower or Manager, as applicable, waives or releases any of its rights or remedies under the Management Agreement in any material respect;
(k)if the Management Agreement terminates or expires pursuant to its terms or a successor management or accounting agreement is executed by Borrower and such successor agreement is not approved by Lender;
(l)if (i) Borrower does not complete the Required Repairs by the required deadline for each Required Repair as set forth on Schedule 5.2, or (ii) fails to comply with any other provision of Section 5.2 and such failure is not cured within thirty (30) days after notice from Lender;
(m)Guarantor shall, at any time, fail to maintain (x) a net worth equal to or greater than the Minimum Net Worth and/or (v) the Minimum Liquidity Standard (each as defined in the Guaranty), as determined by Lender using commercially reasonable standards;
(n)if any representation and/or covenant herein relating to ERISA matters is breached;

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(o)if any Specified Tenant delivers to Borrower or Lender written notice of its election to exercise remedies due to violation by Borrower of any use restriction in the applicable Specified Tenant Lease and Borrower fails to cure beyond any applicable notice and/or cure periods;
(p)if Borrower (i) does not complete the Required Repairs by the applicable Required Repairs Completion Date, or (ii) fails to comply with any other provision of Section 4.26 and such failure is not cured within thirty (30) days after notice from Lender;
(q)if there shall be a breach or default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such Loan Documents, whether as to Borrower, Guarantor, Manager, the Property or any other Person (other than Lender), or if any other such event shall occur or condition shall exist, and the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;
(r)if Borrower shall breach or otherwise continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (a) to (q) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.
Section 1.2Remedies. The provisions of Article VI of the Security Instrument are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
Section 1.3Duration of Events of Default. If any Event of Default occurs (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Lender shall accept, in writing, performance of the defaulted obligation or shall execute and deliver a written agreement in which Lender expressly states that such Event of Default has ceased to continue. Borrower shall have no right to cure any Event of Default, and Lender shall not be obligated under any circumstances whatsoever to accept such cure or performance or to execute and deliver any such writing except as expressly provided herein. Without limitation, this Section shall govern in any case where reference is made in the Loan Documents, the Guaranty, if any, and/or the Environmental Indemnity to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.

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ARTICLE IX. PARTICIPATION AND SALE OF LOAN
Section 1.1Assignment by Lender. Borrower agrees that Lender may assign, sell or transfer the Loan, its rights under this Agreement and the other Loan Documents and any servicing rights with respect to the Loan, whether in whole or in part, and/or grant participations in the Loan. In the event of any assignment of the Loan by Lender, Lender (and its partners, officers, directors, agents, attorneys, administrators, trustees, parents, subsidiaries, advisors, affiliates, beneficiaries, shareholders, representatives, servants and employees and their respective affiliates) will be deemed released of and from any obligation or liability (including, without limitation, any Losses of any Person) with respect to the Loan, this Agreement and the other Loan Documents (without any further action or agreement required) with respect to the Loan. Lender may forward to any potential assignee or transferee of any interest in the Loan or any servicing rights with respect to the Loan any and all documents and information which Lender now has or may hereafter acquire relating to the Loan and to the Borrower Parties and the Property, whether furnished by the Borrower Parties or otherwise, as Lender determines necessary or desirable. Borrower, on behalf of itself and the Borrower Parties, agrees to reasonably cooperate with Lender in connection with any transaction contemplated in this Section 9.1. Lender shall use commercially reasonable efforts to notify Borrower within ten (10) days after any such sale or assignment.
ARTICLE X. EXCULPATION
Section 1.1Exculpation.
(a)Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents and Profits, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and Profits and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Security

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Instrument; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.
(b)Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any Losses incurred or suffered by Lender arising out of or in connection with the following:
(i)fraud or intentional misrepresentation by Borrower, any SPE Component Entity, Principal or Guarantor in connection with the Loan;
(ii)the gross negligence or willful misconduct of Borrower, any SPE Component Entity, Principal or Guarantor in connection with the Loan or the Property;
(iii)material physical waste of the Property of Borrower, any SPE Component Entity, Principal, Guarantor or Affiliated Manager but only to the extent there exists sufficient cash flow from the Property to avoid such waste;
(iv)the removal or disposal of any portion of the Property after an Event of Default, unless any personal property that is removed or disposed of is replaced with personal property of the same utility and the same or greater value; but only to the extent that net cash flow available to Borrower from the operations of the Property is sufficient to prevent removal or disposal;
(v)the misappropriation, misapplication or conversion by Borrower, any SPE Component Entity, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents and Profits following an Event of Default, or (D) any rents paid more than one month in advance;
(vi)failure to pay Impositions, charges for labor or materials or other charges that can create liens on any portion of the Property in accordance with the terms and provisions hereof (but only to the extent there exists sufficient cash flow from the Property to do so, provided Borrower shall have provided Lender written notice of such insufficiency of cash flow in advance of the due date for such expenses), and except in the case of Impositions to the extent that amounts sufficient to pay such Impositions have been deposited with Lender hereunder in the Tax and Insurance Reserve Account and Lender does not apply the same in payment thereof in violation of the terms and conditions of the Loan Documents);
(vii)failure to pay Insurance Premiums, to maintain the Policies in full force and effect and/or to provide Lender evidence of the same, in each case, as expressly provided herein (but only to the extent there exists sufficient cash flow from the Property to do so, provided Borrower shall have provided Lender written notice of such insufficiency of cash flow in advance of the due date for such expenses), and except in the case of Insurance Premiums which have been deposited with Lender hereunder in the Tax and Insurance Reserve Account and Lender does not apply the same in payment thereof in violation of the terms and conditions of the Loan Documents);

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(viii)any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(ix)any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents or any transfer or similar taxes (whether due upon the making of the same or upon Lender’s exercise of its remedies under the Loan Documents), but excluding any income, franchise or other similar taxes;
(x)Borrower fails to comply with any Cash Management Provisions or fails to appoint a new property manager upon the request of Lender or fails to comply with any limitations on instructing the property manager, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement and the other Loan Documents;
(xi)WHLR-Nashville Commons, LLC, WHLR-Pierpont Center, LLC, or WHLR-Riverbridge Shopping Center, LLC’s prior ownership of the Prior Owned Property, including, but not limited to, any environmental liabilities;
(xii)if any representation, warranty, covenant or other provision contained in Section 3.19, Section 3.6, Section 4.13 or Section 4.21 is violated or breached;
(xiii)if Borrower, Guarantor or any Affiliate of Borrower or Guarantor contests, impedes, delays or opposes the exercise by Lender of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents; provided that neither Borrower nor Guarantor shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of Borrower, Guarantor or any Affiliate of Borrower or Guarantor raised in good faith; or
(xiv)Borrower’s failure to satisfy the obligations set forth in Section 4.12(e) hereof.
(c)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents,
(i)Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and
(ii)the Debt shall be fully recourse to Borrower:
(A)in the event of: (1) Borrower, any SPE Component Entity, or any Person that Controls Borrower (“Principal”) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (2) the filing of an involuntary petition against Borrower, any SPE Component Entity, or Principal under the

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Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, any SPE Component Entity, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, any SPE Component Entity, or Principal from any Person; (3) Borrower, any SPE Component Entity, or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (4) Borrower, any SPE Component Entity, or Principal consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any SPE Component Entity, or Principal or any portion of the Property; or (5) Borrower, any SPE Component Entity, or Principal making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;
(B)if any representation, warranty, covenant or other provision contained in Section 3.19 or Section 4.21 is violated or breached and such violation or breach is cited by a court as a material factor in the substantive consolidation of Borrower with any Person; or
(C)if any representation, warranty, covenant or other provision contained in Section 7.1 hereof is violated or breached.
ARTICLE XI. CASH MANAGEMENT
Section 1.1Clearing Account.
(a)Upon the first occurrence of a Trigger Period, Borrower shall establish and, thereafter during the term of the Loan, maintain an account (the “Clearing Account”) with a local bank selected by Borrower and approved by Lender (which approval shall not be unreasonably withheld or delayed) (the “Clearing Bank”) in trust for the benefit of Lender in accordance with an agreement among Borrower, Lender, Manager and the Clearing Bank in form and substance reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the “Clearing Account Agreement”). The Clearing Account shall be under the sole dominion and control of Lender. Lender and its servicer shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower.
(b)During the occurrence and continuance of a Trigger Period, Borrower shall cause all Rents and Profits to be delivered directly to the Clearing Account. Upon the first occurrence of a Trigger Period and in accordance with the Clearing Account Agreement, Borrower shall, or shall cause Manager to, deliver written instructions (which instructions can be revoked only upon the termination of the Trigger Period) to all tenants under Leases to deliver all Rents and Profits payable thereunder directly to the Clearing Account. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, in the event Borrower or Manager shall receive any amounts constituting Rents and Profits during the occurrence and continuance of a Trigger Period, Borrower shall, and shall cause Manager to, deposit all such amounts received by Borrower or the property manager into the Clearing Account within one (1) Business Day after receipt thereof.

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(c)Borrower shall obtain from Clearing Bank its agreement to transfer, from and after such time as the Clearing Bank has received a Cash Management Activation Notice and until such time as the Clearing Bank has received a Cash Management Deactivation Notice, all amounts on deposit in the Clearing Account to the Cash Management Account in immediately available funds by federal wire transfer once every Business Day.
(d)Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Clearing Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
(e)The Clearing Account shall not be commingled with other monies held by Borrower or Clearing Bank.
(f)Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(g)Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Clearing Account and/or the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established.
Section 1.2Cash Management Account.
(a)During the continuance of a Trigger Period, Lender, on Borrower’s behalf, shall establish and maintain a segregated account (the “Cash Management Account”) of (i) receiving and holding all Rents and Profits from the Property and other related income and (ii) disbursing sums on deposit therein in accordance with this Agreement. The Cash Management Account shall be held by a bank selected by Lender (“Cash Management Bank”) for the benefit of Lender. The Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account may be titled with such designation as Lender may require, including, without limitation, renaming and/or re-titling the Cash Management Account to reflect any assignment or transfer of the Loan or any transfer of the servicing of the Loan. Borrower hereby grants to Lender a first priority security interest in any Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing Lender to file UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted or to enable Cash Management Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to the Cash Management Account. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account in accordance with this Agreement and the other Loan Documents. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower in accordance with this Agreement.

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(b)Provided no Event of Default shall have occurred and is continuing, on each Monthly Payment Date during the continuance of a Trigger Period, Cash Management Bank shall apply all funds on deposit in the Cash Management Account in the following amounts and order of priority:
(i)First, funds sufficient to pay the next monthly deposit in the Tax and Insurance Reserve Account in accordance with the terms and conditions of Section 5.1 hereof for Impositions and insurance premiums to be disbursed to Lender to pay such monthly deposit;
(ii)Second, funds sufficient to pay the fees and expenses of Cash Management Bank and Clearing Bank then due and payable to Cash Management Bank and Clearing Bank in connection with the administration and maintaining of the Cash Management Account and Clearing Account shall be disbursed to the Cash Management Bank and Clearing Bank to pay such fees and expenses;
(iii)Third, funds sufficient to pay the Monthly Debt Service Payment Amount then due shall be disbursed to Lender to pay such Monthly Debt Service Payment Amount;
(iv)Fourth, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and any other amounts then due and payable under the Loan Documents shall be disbursed to Lender to pay such interest, late payment charges and such other amounts;
(v)Fifth, funds sufficient to pay the next Monthly Operating Expense Deposit in the Operating Expense Reserve Account in accordance with the terms and conditions of Section 5.3 hereof to be held and disbursed in accordance with Section 5.3 hereof;
(vi)Sixth, funds sufficient to pay the next Monthly Capital Expenditure Deposit in the Capital Expenditure Reserve Account in accordance with the terms and conditions of Section 5.5 hereof to be held and disbursed in accordance with Section 5.5 hereof;
(vii)Seventh, if applicable, funds sufficient to pay the next monthly deposit in the TI/LC Reserve Account in accordance with the terms and conditions of Section 5.6 hereof to be held and disbursed in accordance with Section 5.6 hereof;
(viii)Eighth, the remaining amount (the “Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account and held by Lender as additional security for the Obligations until disbursed in accordance with Section 5.4 hereof.
(c)Any disbursements or disposition of funds or assets which Cash Management Bank makes pursuant to this Agreement shall be subject to Cash Management Bank’s standard policies, procedures and documentation governing the type of disbursement or disposition made; provided, however, that in no circumstances will any such disbursement or disposition require Borrower’s consent.
(d)All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender to the Obligations in such order and priority as Lender shall determine.

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(e)If, following the occurrence of a Trigger Event, a Trigger Termination Event shall have occurred, then (i) Lender shall notify Clearing Bank of such Trigger Termination Event and shall instruct Clearing Bank to transfer funds in the Clearing Account to or at the direction of Borrower, (ii) Cash Management Bank shall cease applying funds in accordance with, as applicable, Section 11.2(b) hereof, and (iii) Rents and Profits shall not be required to be deposited into the Clearing Account until the occurrence of any subsequent Trigger Period.
(f)If, following the occurrence of a Trigger Event, a Trigger Termination Event shall have occurred, any funds then on deposit in the Cash Management Account shall be transferred by Cash Management Bank to the Clearing Account
(g)Borrower shall pay to Cash Management Bank and Lender and/or Cash Management Bank’s and Lender’s counsel on demand, from time to time, all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted with respect to the Cash Management Account, the custody, care, sale, transfer, administration, collection of or realization on the Cash Management Account and the sums contained therein, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Cash Management Bank and/or Lender relating to the Cash Management Account. Such fees and charges shall be paid to Cash Management Bank pursuant to Section 11.2(b)(ii) hereof and Cash Management Bank shall be entitled to charge the Cash Management Account for such fees and charges. Such fees and charges shall be customary for the services of Cash Management Bank described herein in connection with commercial mortgage loans intended for securitization and secured by properties similar to the Property. Borrower agrees to pay all Cash Management Bank’s fees and charges for the maintenance and administration of the Cash Management Account and for the treasury management and other account services provided with respect to the Cash Management Account (collectively “Cash Management Bank Fees”), including, but not limited to, the fees for (a) funds transfer services received with respect to the Cash Management Account, (b) funds advanced to cover overdrafts in the Cash Management Account (but without Cash Management Bank being in any way obligated to make any such advances), and (c) duplicate bank statements. Cash Management Bank Fees will be paid by Cash Management Bank in accordance with this Agreement by debiting the Cash Management Account on the Business Day that the Cash Management Bank Fees are due, without notice to Borrower. If there are not sufficient funds in the Cash Management Account to cover fully the Cash Management Bank Fees on the Business Day Cash Management Bank attempts to debit them from the Cash Management Account, such shortfall or the amount of such Cash Management Bank Fees will be paid by Borrower to Cash Management Bank, without setoff or counterclaim, within five (5) Business Days after demand from Cash Management Bank. Borrower’s obligation to pay Cash Management Bank Fees accrued prior to the termination of this Agreement or the resignation or replacement of Cash Management Bank shall survive the termination of this Agreement or the resignation or replacement of Cash Management Bank.
(h)Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Cash Management Account (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Cash Management Account was established. Borrower shall indemnify and hold Cash Management Bank and its employees and officers harmless from and against any Losses incurred by Cash Management Bank arising from or in any way connected with the Cash Management

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Account (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Cash Management Account was established, except to the extent that such loss or damage results from Cash Management Bank’s illegal acts, fraud, gross negligence or willful misconduct.
(i)If invested, sums on deposit in the Cash Management Account shall be invested at the direction of Lender.
(j)Borrower hereby agrees that Lender may maintain sub-accounts within the Cash Management Account in connection with any payments otherwise required under this Agreement, the Security Instrument, the Note and the other Loan Documents, which sub-accounts may be ledger or book entry accounts and not actual accounts. All costs and expenses for establishing and maintaining such sub-accounts shall be paid by Borrower.
(k)Borrower hereby agrees that the Cash Management Account may be maintained as either a “securities account” (as such term is defined in Section 8-501(a) of the UCC or a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC)). Borrower and Lender agree that the Cash Management Account shall be maintained in such a manner that Lender shall have control of the Cash Management Account that is a “securities account” (within the meaning of Section 8-106(d)(2) of the UCC) and control of the Cash Management Account that is a “deposit account” (within the meaning of Section 9-104(a) of the UCC).
(l)The Cash Management Account and all sub-accounts within the Cash Management Account shall be deemed to be located in the State of New York for all purposes hereunder and under the UCC. The jurisdiction of the Cash Management Bank shall be deemed to be the State of New York for all purposes hereunder and the UCC.
(m)Lender may replace Cash Management Bank from time to time with a new Cash Management Bank without any obligation to notify Borrower. Borrower hereby agrees to take, upon request by Lender, all reasonable action necessary to facilitate the transfer of the respective obligations, duties and rights of Cash Management Bank to the successor thereof selected by Lender in its sole and absolute discretion.
(n)Borrower hereby acknowledges and agrees that any action permitted or required of Lender pursuant to the Loan Documents, including, without limitation, this Section 11.2, may be performed by Servicer and Borrower shall accept such action as if performed by Lender. Borrower further acknowledges and agrees that Lender may appoint or terminate, in its sole discretion, any entity to act as Servicer pursuant to this Agreement at any time and from time to time. Borrower shall be responsible for the payment of all actual out-of-pocket third party expenses incurred by Servicer in performing such services under this Section 11.2.
Section 1.3Rights on Default. Notwithstanding anything to the contrary contained in this Agreement, the Security Instrument, the Note or the other Loan Documents, upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Cash Management Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
Section 1.4Payments Received Under Cash Management. The insufficiency of funds on deposit in the Cash Management Account shall not

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relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. Notwithstanding anything to the contrary contained in this Agreement, the Security Instrument, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Accounts, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the terms of this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE XII. SERVICER
Section 1.1Servicer.
(a)At the option of Lender, the Loan may be serviced by a servicer (together with its agents, nominees or designees, are collectively referred to herein as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement and/or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for (i) any reasonable set-up fees or any other initial costs and expenses relating to or arising under the Servicing Agreement in connection with the Loan and (ii) any reasonable fees and expenses of Servicer (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any release of the Property, any cash management duties or activities, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or matters requested by Borrower, or work-out of the Loan or enforcement of the Loan Documents. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of reasonable costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Agreement and the other Loan Documents.
(b)Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Indemnitor pursuant to the provisions of this Agreement and the other Loan Documents.
(c)Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Indemnitor may or shall be required to deliver to Lender pursuant to this Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Indemnitor shall be of any force or effect unless delivered to Lender and Servicer as provided above).
ARTICLE XIII. MISCELLANEOUS
Section 1.1Successors and Assigns; Terminology. This Agreement applies to Lender, Borrower Parties and Borrower, and their heirs, legatees, devisees, administrators, executors, successors and assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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The term “Borrower” shall include both the original Borrower and any subsequent owner or owners of any of the Property. The term “Borrower Party” and “Borrower Parties” shall include both the original Borrower Parties, if any, and any subsequent or substituted Borrower Parties. In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The parties acknowledge and agree that, unless the context clearly requires otherwise, each use of the term (i) “Borrower” shall be construed at Lender’s option to mean each Individual Borrower and all Individual Borrowers collectively, (ii) “Property” shall be construed at Lender’s option to mean each Individual Property and all Individual Properties collectively, (iii) “Security Instrument” shall be construed at Lender’s option to mean each individual Security Instrument and all Security Instruments collectively and (iv) “Specified Tenant” shall mean each individual Specified Tenant and all Specified Tenants collectively.
Section 1.2Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender or any financial ratio is to be calculated or determined, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or Lender’s calculation or determination shall (except as is otherwise expressly herein provided) be in the sole discretion of Lender and shall be final and conclusive absent manifest error. The use of the phrase “in Lender’s sole discretion”, “in the sole discretion of Lender” and words of similar import, when used in this Agreement or any other Loan Document (as well as the absence thereof) with respect to a particular matter shall not be deemed in any way to limit or modify the provisions of the preceding sentence with respect to such matter.
Section 1.3Applicable Law; Consent to Jurisdiction. BORROWER AND LENDER HEREBY AGREE THAT THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTEREST CREATED PURSUANT TO THE SECURITY INSTRUMENT AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OR COMMONWEALTH, AS APPLICABLE, WHERE SUCH INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. BORROWER HEREBY IRREVOCABLY: (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR THE UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN CONNECTION WITH ANY MATTER GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK LAW PURSUANT TO SECTION 5-1402 OF

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THE NEW YORK GENERAL OBLIGATIONS LAW, AND AGREES TO SUIT BEING BROUGHT IN SUCH COURTS, AS LENDER MAY ELECT; (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL, IF PRACTICABLE) POSTAGE PREPAID, OR BY TELECOPY, TO ITS ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER’S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.
Section 1.4Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN SECURED BY THE SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT HAS EXECUTED THIS AGREEMENT BELOW. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.
Section 1.5Modification. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

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Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 1.6Notices. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Agreement shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 13.6. Any notice shall be deemed to have been received upon receipt or refusal to accept delivery, in each case as shown on the return receipt or the receipt of United States Express Mail or such overnight commercial courier service.
If to Lender:
Insurance Strategy Funding XXVIII, LLC
c/o J.P. Morgan Asset Management
500 Stanton Christiana Road, Ops 2/Floor 2
Newark, Delaware 19713
Attention: Gregory Thornton
with a copy to
Katten Muchin Rosenman LLP
550 S. Tryon Street, Suite 2900
Charlotte, NC 28202-4213
Attention: Adam L. Stoddard, Esq.
If to Borrower:
WHLR-Alex City Marketplace LLC
WHLR-Sunshine Shopping Plaza, LLC
WHLR-Parkway Plaza, LLC
WHLR-Riverbridge Shopping Center, LLC
WHLR-Harrodsburg Marketplace LLC
WHLR-Cardinal Plaza, LLC
WHLR-Franklinton Square, LLC
WHLR-Nashville Commons, LLC
WHLR-Franklin Village, LLC
WHLR-Grove Park, LLC
WHLR-PCSC Associates, LLC
WHLR-Pierpont Center, LLC
c/o Wheeler Real Estate Company
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Attention: M. Andrew Franklin

with a copy to

Paul Law Firm, PLLC
2003 S. Horsebarn Road, Suite 7
Rogers, Arkansas 72758
Attention: Dana Davis Paul

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and

Wheeler Real Estate Investment Trust, Inc.
Suite 101
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Attention: Stuart A. Pleasants

Section 1.7Headings. The Article and/or Section headings and the Table of Contents in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement
Section 1.8Severability. If any provision of this Agreement should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Agreement except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Debt immediately due and payable.
Section 1.9Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 1.10Usury Savings Clause. It is the intention of Borrower and Lender to conform strictly to all applicable usury laws now or hereinafter in force. All agreements in this Agreement and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money, to the extent that any sums secured by the Security Instrument or by the other Loan Documents shall not be exempt from such laws, exceed the highest lawful rate permitted under applicable usury laws as now or hereinafter construed by the court having jurisdiction over such matters. If, from any circumstance whatsoever, fulfillment of any provision of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall, at the option of Lender, be deemed a mistake and such excess shall be rebated to Borrower or, held in trust by Lender for the benefit of Borrower and shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Borrower. The aggregate of all interest (whether

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designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under the Note, this Agreement, or any other Loan Document shall under no circumstances exceed the Maximum Legal Rate upon the unpaid principal balance of the Note remaining from time to time. In the event such interest does exceed the Maximum Legal Rate, it shall be deemed a mistake and such excess shall be canceled automatically and if theretofore paid, rebated to Borrower or credited on the principal amount of the Note, or if the Note has been repaid, then such excess shall be rebated to Borrower.
Section 1.11Right to Deal. In the event that ownership of the Property becomes vested in a Person other than Borrower, Lender may, without notice to Borrower, deal with such successor or successors in interest with reference to this Agreement or the Obligations in the same manner as with Borrower, without in any way vitiating or discharging Borrower’s liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting. It being agreed that Lender’s dealing with any such successor or successors as aforesaid shall not relieve Borrower of its obligations or liabilities hereunder or under the Loan Documents (including, without limitation, the Obligations), all of which shall remain the primary obligations and liabilities of Borrower as a principal hereunder and thereunder, and not as merely a guarantor or by way of stand-by liability.
Section 1.12Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 1.13Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement, the other Loan Documents or the Environmental Indemnity, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 1.14Expenses; Cost of Enforcement.
(a)Borrower covenants and agrees to pay its own costs and expenses and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s

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respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, but not limited to, any out of pocket costs, fees and expenses incurred in connection with any advance hereunder); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; (viii) servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to permit or undertake transfers in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) through (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any Servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that Borrower directly pay the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
(b)In the event (i) that the Security Instrument is foreclosed in whole or in part, (ii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (iii) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

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Section 1.15Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 1.16No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)This Agreement, the other Loan Documents and the Environmental Indemnity are solely for the benefit of Lender and Borrower, as applicable, and nothing contained in this Agreement, the other Loan Documents or the Environmental Indemnity shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 1.17Publicity. All news releases, press releases, publicity, advertising or similar communications by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates (including, but not limited to, J.P. Morgan Investment Management Inc., J.P. Morgan Asset Management, JPMorgan Chase Bank, N.A. and/or J.P. Morgan Chase & Co.)  shall be subject to the prior review, revision and approval of Lender, which shall be in Lender’s sole and absolute discretion; provided, however, nothing in this provision shall prohibit Borrower or its Affiliates from making any news or press releases, publicity, advertising or similar communications specifically required by applicable law.
Section 1.18Cross-Collateralization; Waiver of Marshalling of Assets.
(a)Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its interest in the Individual Properties and in reliance upon the aggregate of the Individual Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any Security Instrument shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Individual Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

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(b)To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of each Individual Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Individual Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of each Individual Property in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Individual Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Individual Properties before proceeding against any other Individual Property or combination of Individual Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of any of the Individual Properties.
Section 1.19Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents or the Environmental Indemnity. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents or the Environmental Indemnity.
Section 1.20Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents or the Environmental Indemnity, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and the Environmental Indemnity and that such Loan Documents and the Environmental Indemnity shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents, the Environmental Indemnity or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender and its Affiliates engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 1.21Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions

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contemplated by this Agreement other than Cushman & Wakefield (“Broker”), and Borrower shall be solely responsible for payment of all commissions, finder’s fees or similar amounts due and payable to Broker pursuant to the terms of their separate agreement, all of which commissions, finder’s fees or similar amounts shall be paid to Broker by Borrower on the Execution Date. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and disbursements) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 13.21 shall survive the expiration and termination of this Agreement and the payment of the Debt. Borrower acknowledges that Lender may have been involved in other transactions with Broker, and Borrower agrees that it shall have no rights against Lender or defenses to Borrower’s obligations under the Loan Documents or the Environmental Indemnity due to any such relationship.
Section 1.22Prior Agreements. This Agreement, the other Loan Documents and the Environmental Indemnity contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the loan application, are superseded by the terms of this Agreement, the other Loan Documents and the Environmental Indemnity.
Section 1.23Liability of Borrower. The obligations of Borrower under this Agreement, the Security Instrument and the other Loan Documents are subject to the limitations on recourse set forth in Section 10.1.
Section 1.24Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower” or as an “Individual Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.
Section 1.25Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement.
Section 1.26Time Of The Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Agreement, the other Loan Documents and the Environmental Indemnity.
Section 1.27No Merger. In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by the Security Instrument with the fee estate in the Property.
Section 1.28Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date

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of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 1.29Contribution.
(a)For purposes of this Section 13.29:
(i)“Benefited Borrower” means any Individual Borrower (i) who has failed to pay its Allocated Loan Amount, (ii) whose Individual Property or assets have not been utilized to satisfy obligations under the Loan, or (iii) whose Individual Property or assets have been utilized to satisfy less than their Allocated Loan Amount, together with interest thereon and its proportionate share (based on its Allocated Loan Amount) of any other amounts payable under the Loan Documents.
(ii)“Defaulting Borrower” means an Individual Borrower who shall have failed to make a contribution payment as provided in this Agreement to an Overpaying Borrower.
(iii)“Overpaying Borrower” means any Individual Borrower (i) who shall pay any amount in excess of its Allocated Loan Amount together with interest thereon and its proportionate share (based on its Allocated Loan Amount) of any other amounts payable under the Loan Documents, or (ii) whose Individual Property or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Individual Borrowers in excess of its Allocated Loan Amount.
(iv)“Subrogated Borrower” means any Overpaying Borrower whose rights to a Defaulting Borrower’s Individual Property are subrogated to the rights of Lender under the terms of this Agreement.
(b)Any and all of the rights of any Overpaying Borrower set forth in this Agreement are subordinate to the rights of Lender under the Loan Documents and any Overpaying Borrower is not permitted to exercise such rights until after payment in full of the Note and the indefeasible satisfaction of all obligations of the Individual Borrowers to Lender under the Loan Documents.
(c)Any Overpaying Borrower shall be entitled to contribution from any Benefited Borrower for the amounts so paid, advanced or benefited, up to such Benefited Borrower’s then current Allocated Loan Amount together with interest thereon and its proportionate share of other amounts payable under the Note. Any such contribution payments shall be made by the Benefited Borrower within ten (10) days after written demand therefor.
(d)Any Overpaying Borrower shall be subrogated to the rights of Lender as against any Defaulting Borrower, including the right to receive a portion of any such Defaulting Borrower’s Individual Property in an amount equal to the payment that such Overpaying Borrower made on behalf of the Defaulting Borrower.
(e)If Lender returns any payments made under the Loan Documents in connection with a bankruptcy or insolvency of an Individual Borrower, all Individual

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Borrowers shall (a) jointly and severally repay Lender all such amounts repaid, together with interest at the Default Rate, and (b) have no rights of subrogation unless and until Lender shall have received full indefeasible satisfaction of all obligations of the Individual Borrowers under the Loan Documents.
(f)Lender shall promptly release, without recourse to Lender and in accordance with the terms of this Agreement, the Individual Property to such Overpaying Borrower; provided, however, if Lender shall receive conflicting requests from multiple Overpaying Borrowers to receive such Individual Property and such requesting Overpaying Borrowers cannot agree as to the disposition of such Individual Property, Lender shall have no obligation to release such Individual Property to such requesting Overpaying Borrowers unless and until such requesting Overpaying Borrowers shall have mutually agreed as to the disposition of such Individual Property and so authorized Lender in writing. Provided Lender shall have received such written authorization, Lender shall, without recourse to Lender and in accordance with the terms of this Agreement, release the Individual Property in question to the Overpaying Borrower or Overpaying Borrowers entitled to receive such Individual Property within twenty (20) days thereafter. Prior to releasing such Individual Property, Lender shall be entitled to receive from the requesting Overpaying Borrower or Overpaying Borrowers such other assurances, indemnities and agreements as may be reasonably requested by Lender.
[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date of this Agreement.
LENDER:

INSURANCE STRATEGY FUNDING XXVIII, LLC,
a Delaware limited liability company

By:    J.P. Morgan Investment Management, Inc.,
    a Delaware corporation, as SPV Agent

    By: /s/ Catherine Millane
    Name: Catherine Millane
    Title: Vice President
JPMAM – Project Lightyear – Signature Page to Loan Agreement
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BORROWER:
WHLR-ALEX CITY MARKETPLACE LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-SUNSHINE SHOPPING PLAZA, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-PARKWAY PLAZA, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer

WHLR-RIVERBRIDGE SHOPPING CENTER, LLC, a Delaware limited liability company

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By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-HARRODSBURG MARKETPLACE LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-CARDINAL PLAZA, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer

WHLR-FRANKLINTON SQUARE, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
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        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-NASHVILLE COMMONS, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-FRANKLIN VILLAGE, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer

WHLR-GROVE PARK, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
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Title: President and Chief Executive Officer
WHLR-PCSC ASSOCIATES, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer
WHLR-PIERPONT CENTER, LLC, a Delaware limited liability company

By:    Wheeler REIT, L.P., a Virginia limited
    partnership, its Sole Member

    By:    Wheeler Real Estate Investment Trust, Inc.,
        a Maryland corporation, its General Partner

By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President and Chief Executive Officer

SCHEDULE 3.17
EXCLUSIVE USES

1. Cardinal Plaza – Food Lion Lease Use Restrictions
    (a) China Star (Restaurant)
    (b) Subway (Restaurant)
    (c) Lee Nails (Health Spa)

2. Franklinton Square – Food Lion Lease Use Restrictions
    (a) Trifoods (Hometown Café) (Restaurant)
    (b) Chen’s Kitchen (Restaurant)
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    (c) VC Nails and Spa (Health Spa)
    (d) OneCare Behavioral Health System (Health Spa)

3. Nashville Commons – Food Lion Lease Use Restrictions
    (a) Hwy 55 Burger (Restaurant)
    (b) Great Wall Chinese Restaurant (Restaurant)
    (c) Top Nails (Health Spa)
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SCHEDULE 3.22
MATERIAL AGREEMENTS
1.None.

JPMAM – Project Lightyear – Schedule 3.22 to Loan Agreement
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SCHEDULE 3.34
REAs

1.Declaration of Restrictive Covenants contained in Limited Warranty deed from Riverbridge, Ltd., a Georgia limited partnership, to WH Capital, L.L.C., a Georgia limited liability company, dated September 30, 2004, recorded in Deed Book 2861, Page 297, aforesaid records.

2.Restrictive Covenants by and between Riverbridge, Ltd., a Georgia limited partnership and McDonald’s USA, LLC, a Delaware limited liability company, dated October 11, 2012, filed February 11, 2013 in Deed Book 5230, Page 720, aforesaid records.

3.Declaration of Restrictions and Reciprocal Easements for Ingress, Egress, Utilities and Drainage recorded July 22, 2015 in Official Records Instrument 2015000161068, of the Public Records of Lee County, Florida by CRP TI-SUNSHINE HOPPING PLAZA, LLC, a Florida limited liability company (“Declarant”).

4.Restrictive Covenants and Deed Restrictions by Stellar Investments, Inc., (“Declarant”) dated December 28, 1989, recorded April 9, 1990, recorded in Deed Book 34-U, Page 271, aforesaid Records; as amended by that certain Amendment to Restrictive Covenants and Deed Restrictions by Stellar Investments, Inc., dated November 28, 1990, recorded December 3, 1990, recorded in Deed Book 36-Z, Page 145, aforesaid Records; as affected by that certain Restrictive Covenant Agreement by and between Stellar Investments, Inc., a Georgia corporation, Brunswick GA Nalley, LLC and PNP Holdings, LLC, dated November 20, 2001, filed for record November 27, 2001 at 8:19 a.m., recorded in Deed Book 861, Page 664, aforesaid Records.

5.Reciprocal Easement Agreement by and between FR Brunswick I, LLC, a Colorado limited liability company and FR Brunswick II, LLC, a Colorado limited liability company, dated as of May 6, 2015, filed for record May 19, 2015 at 11:26 a.m., recorded in Deed Book 3436, Page 413, aforesaid Records

6.Declaration of Rights, Restrictions and Easements with Subordination Attached recorded in Book 886, Page 72, Vance County Registry.

7.Access Easement and Restrictive Covenants by Cardinal Plaza, LLC and Cardinal Land, LLC dated August 20, 2003 and recorded in Book 1015 Page 366, Vance County Registry and matters shown on plat of survey recorded in Plat Book W Page 850, in aforesaid Registry.

8.Declaration of Rights, Restrictions and Easements recorded in Book 1712, Page 405, Nash County Registry.

9.Access Easement and Restrictive Covenants recorded in Book 2357 Page 194, Nash County Registry.

10.Restrictions appearing of record in Book 1107 at Page 685, Franklin County Registry.

11.Reciprocal Easement and Operating Agreement recorded May 4, 1987, in the office of the Judge of Probate of Tallapoosa County, Alabama, on Card Number 41456.
JPMAM – Project Lightyear – Schedule 3.34 to Loan Agreement
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12.Terms and conditions of the Agreements, as well as easement for ingress and egress across Parcel II as set out in that certain deed, on Card Number 43624, amended by Card Number 46508. (Building Restrictions – parcel 1).

13.Restrictions on that certain deed recorded January 17, 1989, in the office of the Judge of Probate of Tallapoosa County, Alabama, on Card Number 52472.

14.Declaration of Restrictions and grant of easement recorded October 29, 1993, in the office of the Judge of Probate of Tallapoosa County, Alabama, on Card Number 88425.

15.Declaration of Restrictions and grant of easement recorded November 2, 1993, in the office of the Judge of Probate of Tallapoosa County, Alabama, on Card Number 88536.

16.Declaration of Easements, Restrictions and Covenants by Chestnut Land Company Limited Partnership dated March 7, 1994 and recorded in Book 601, Page 975; and assigned to KPT Properties, L.P. by Assignment and Assumption of Declarant's Rights dated May 12, 1999 and recorded May 17, 1999 in Book 756, Page 147, aforesaid records.

17.Easements, terms, conditions and obligations set forth in that certain Declaration of Easements by Windsor/Aughtry Company, Inc., successor to Windsor Properties, Inc. and Aughtry-Logan, formerly doing business as Chestnut Associates dated June 1, 1990 and recorded in Book 560, Page 1119, which access and parking easement areas are beneficial to the Fee Property and are further shown on the Survey; as affected by Partial Release from Declaration of Easements dated October 16, 1990 and recorded November 28, 1990 in Book 564, Page 951; as further affected by Release dated May 15, 1991 and recorded May 16, 1991 in Book 570, Page 51; and as further affected by Release recorded in Book 581, Page 231; and assigned to KPT Properties, L.P. by Assignment and Assumption of Declarant's Rights dated May 12, 1999 and recorded May 17, 1999 in Book 756, Page 147, aforesaid records.

18.Terms and conditions of the Detention and Drainage Agreement (Easement) between Baker/MBW Associates and Windsor/Aughtry Company, Inc., successor to Windsor Properties, Inc. and Aughtry-Logan, formerly d/b/a Chestnut Associates, a Joint Venture, now Chestnut Land Company dated October 5, 1990 and recorded October 5, 1990 in Book 563, Page 179; and amended by Amended Detention and Drainage Agreement (Easement) dated October 16, 1990 and recorded November 6, 1990 in Book 564, Page 185, aforesaid records.

19.Restrictions, easements, conditions, assessments, etc. as set forth in Declaration of Easements, Covenants and Restrictions recorded in the aforesaid Clerk's Office in Deed Book 1572, at page 181.

20.Stormwater Management/BMP Facilities Agreeement with the City of Harrisonburg dated August, 2009, recorded August 26, 2009 in Deed Book 3581, page 61.

21.The following matters set forth in Deed to Laurel of Kittanning from James R. McMahon, et al., dated January 28, 2010 and recorded in Record Book 3912, page 60: Reservation of right of way for ingress, egress and regress. Reservation of water line and gas line easements. Rights of others and limitations regarding Stormwater Easement #1 and Stormwater Easement #2. Conditions regarding access easement to Wible Lane.

22.Reciprocal Easement and Use Restriction Agreement dated September 22, 1998, between Glenmark Holding Limited Liability Company, a West Virginia limited liability company, and Lowe's Home Centers, Inc., a North Carolina corporation, recorded in Deed Book 1169 at page 330, and amended and modified as follows: Amendment To Reciprocal Easement
Sch. 3.34-2
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and Use Restriction Agreement dated May 14, 1999, recorded in Deed Book 1181 at page 181; Amendment To Reciprocal Easement and Use Restriction Agreement dated March 4, 1999, recorded in Deed Book 1176 at page 21; Variance From Restrictions of Reciprocal Easement and Use Restriction Agreement dated August 28, 2001, recorded in Deed Book 1222 at page 22; Variance From Restrictions of Reciprocal Easement and Use Restriction Agreement dated November 20, 2001, recorded in Deed Book 1224 at page 521; and a Variance From Restrictions and Amendment to Reciprocal Easement and Use Restriction Agreement dated July 17, 2002, recorded in Deed Book 1236 at page 317. We bring your attention to the provisions of Section 3.2 of the original instrument recorded in Deed Book 1169 at page 330, which provide that subject to certain limitations "each parcel shall have the benefit of nonexclusive easements in the Common Area (and the portions of the Plaza Parcels and Lowe's Parcel from time to time designated by the Owner thereof for use for vehicular and traffic for the intended purposes thereof, including driveways for vehicular (including service vehicles) and pedestrian ingress and egress, access and the right of access between the public streets adjacent to the Shopping Center and any Parcel in the Shopping Center..." subject to certain restrictions. Glenmark Centre Drive is described on Exhibit D and defined as "Service Road" and "Common Area" in the instrument. Access to the 8.95 acre and 1.67 acre parcels would be subject to the locations designated from time to time as set forth above, as shown on survey dated December 5, 2014, prepared by Republic National under Job Number 14114.

Sch. 3.34-3
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SCHEDULE 4.26
Required Repairs
1. Alex City Marketplace – 935 Market Place, Alexander City, AL

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair areas of cracking, heavy wear, pot holes and deterioration near the entrances and high traffic areas, between Winn Dixie and Dollar Tree.

    b. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair active roof leak at Beauty Supply tenant space.

    c. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) complete re-inspection of the expired fire suppression system at Winn Dixie.

    d. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) install signage meeting ADA requirements for the two parking spaces missing such signage.

2. Sunshine Plaza - 1107-1177 Homestead Road North, Lehigh Acres, FL

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair linear cracking, “map” or “alligator” cracking, and pothole formation at the drive aisle along the rear of the building and at the northern section of the subject property.

    b. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) repair trip hazards at the west end of the Property.

    c. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days), repair (i) drywall damage at the soffit adjacent to the China Star restaurant, (ii) impact damage at the CMU wall along the exterior of the building at Ace Hardware and at the drive-through at the Ice Cream Shop tenant space and (iii) damaged wood trim at the Direct Auto & Life Insurance space.

    d. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower
JPMAM – Project Lightyear – Schedule 4.26 to Loan Agreement
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diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair staining and water damage at the rear wall adjacent to the rear entrances door at the Naples Vapor tenant space.

    e. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) replace damaged ceiling tiles.

3. Parkway Plaza - 303-373 Venture Drive and 2371 Perry Land Road, Brunswick, GA

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair and stabilize cracking at the CMU wall at the northwestern corner of the building and route and repoint all open joints.

    b. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair (i) active roof leak at the LA Nails II tenant space and (ii) stained ceiling tiles at the real of the tenant space.

    c. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) add two van accessible parking spaces.

4. Riverbridge Shopping Center - 1124 North Park Street, Carrollton, GA

    a. Within hundred one fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair isolated areas of map and alligator cracking in the drive aisles at the front of the building.

    b. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair active roof leaks.

5. Harrodsburg Marketplace - 844 South College Street, Harrodsburg, KY

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair cracking and pothole formation at the asphalt drive aisle on the northeastern side of the subject property near the gas station and at the drive aisle in front of the main building.

    b. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be
Sch. 5.2-2
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automatically extended an additional thirty (30) days) repair linear cracking and asphalt filled potholes on western side of Arby’s building.

    c. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair area of damaged EIFS.

    d. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair (i) active roof leak in the Kroger space on the north side of the building near the pharmacy and (ii) related damaged finishes and remediate microbial growth.

    e. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair damaged soffit materials at the entrances to the tenant space of main building.

6. Cardinal Plaza - 1405-1419 East Andrews Avenue, Henderson, NC

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair damaged exterior columns at the storefront of Unit 1413.

    b. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) complete inspection and receive updated inspection certificate on the fire suppression riser.

    c. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) complete inspection of the fire extinguishers of seven tenant spaces located at Units 1405 through 1417.

7. Franklinton Square - 3364-3392 US Highway 1, Franklinton, NC

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair asphalt and alligatored cracking.

    b. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) complete inspection of the fire suppression system.

Sch. 5.2-3
156506983

8. Franklin Village Shopping Center - 1 Franklin Village Mall, Kittanning, PA

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair areas of significant wear, including the Northwest Bank and Butler Healthcare entrance drive and Advance Auto Parts. Repair potholes and deterioration at various isolated areas.

9. Grove Park Shopping Center - 1324 -1360 Grove Park Drive and 1330 & 1370 Chestnut St., Orangeburg, SC

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) seal linear cracking in the drive aisles and repair the damaged pavement areas.
    b. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) replace damaged compressed wood siding by Beauty Line, Credit Central and Grove Park Pharmacy.

    c. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) retain a roofing contract and complete roof leak repairs and general maintenance due to roof leaks.

10. Port Crossing - 1021 Port Republic Road, Harrisonburg, VA

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair “map” and “alligator” cracking at the rear of the building.

    b. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) repair and paint wood on the pedestrian bridge.

    c. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair retaining walls.

    d. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair roof leak in the deli kitchen/prep area.

Sch. 5.2-4
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    e. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) provide two van-accessible designated stalls.

11. Pierpont Center - 510-889 Venture Drive, Morgantown, WV

    a. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair areas of alligator cracking, potholes and damaged asphalt curbing at rear of Books-A-Million.

    b. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair areas of missing mortar/sealant between concrete pavers and cracked pavers in front of the Hallmark tenant space (located in the Books-A-Million).

    c. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair damaged railings behind Price Cutter building.

    d. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) trim and/or remove of tree growing directly next to south elevation of the Michaels building.

    e. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair pylon sign at the entrance to the property on the grassy area near the structure.

    f. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair damaged curbing at the rear of the Books-A-Million building.

    g. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) (i) clean stained façade at the rear elevation of each building, (ii) repair damaged wall at the rear elevation of the Books-A-Million between the riser and electric rooms and (iii) repair areas of missing/deteriorated mortar along the front and side elevation of the Price Cutter building.

Sch. 5.2-5
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    h. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) replace door at the riser room of the Price Cutter building.

    i.     Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) repair (i) roof leaks for the Hallmark, Michaels, Dollar Tree, Books-A-Million and Price Cutter and (ii) the roof hatch in the riser room at the Books-A-Million building.

    j. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) clean and repaint exterior metal stairs at the rear of the Price Cutter building.

    k. Within thirty (30) days (provided so long as Borrower is making commercially reasonable efforts during such thirty (30) day period, and Borrower diligently pursues until completion, the foregoing thirty (30) day period shall be automatically extended an additional thirty (30) days) complete inspection of the fire alarm system in the Price Cutter building and display current tag.

    l. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) install “van” accessible pole signage at the head of the van accessible spaces.

    m. Within one hundred fifty (150) days (provided so long as Borrower is making commercially reasonable efforts during such one hundred fifty (150) day period, and Borrower diligently pursues until completion, the foregoing one hundred fifty (150) day period shall be automatically extended an additional thirty (30) days) install pipe insulation over the piping below the sink areas at (i) Books-A-Million and (ii) Michael’s.
Sch. 5.2-6
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EXHIBIT A
RENT ROLL
(See Attached.)

JPMAM – Project Lightyear – Exhibit A to Loan Agreement
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EXHIBIT B
ORGANIZATIONAL CHART
(See Attached.)
JPMAM – Project Lightyear – Exhibit B to Loan Agreement
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EXHIBIT C
O&M PROGRAM

(See Attached.)

JPMAM – Project Lightyear – Exhibit C to Loan Agreement
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EXHIBIT D

INDIVIDUAL PROPERTIES AND ALLOCATED LOAN AMOUNTS

Individual Property	Individual Borrower	Street Address; Tax Parcel Number	Allocated Loan Amount
Alex City Marketplace	WHLR-Alex City Marketplace LLC	935 Market Place, Alexander City, AL	$ 7,400,000
Sunshine Plaza	WHLR-Sunshine Shopping Plaza, LLC	1107-1177 Homestead Road North, Lehigh Acres, FL	$ 7,300,000
Parkway Plaza	WHLR-Parkway Plaza, LLC	303-373 Venture Drive and 2371 Perry Land Road, Brunswick, GA	$ 3,100,000
Riverbridge Shopping Center	WHLR-Riverbridge Shopping Center, LLC	1124 North Park Street, Carrollton, GA	$ 4,300,000
Harrodsburg Marketplace	WHLR-Harrodsburg Marketplace LLC	844 South College Street, Harrodsburg, KY	$ 2,700,000
Cardinal Plaza	WHLR-Cardinal Plaza, LLC	1405-1419 East Andrews Avenue, Henderson, NC	$ 3,000,000
Franklinton Square	WHLR-Franklinton Square, LLC	3364-3392 US Highway 1, Franklinton, NC	$ 3,400,000
Nashville Commons	WHLR-Nashville Commons, LLC	131-163 Nashville Commons Drive, Nashville, NC	$ 4,100,000
Franklin Village Shopping Center	WHLR-Franklin Village, LLC	1 Franklin Village Mall, Kittanning, PA	$ 8,300,000
Grove Park Shopping Center	WHLR-Grove Park, LLC	1324 -1360 Grove Park Drive and 1330 & 1370 Chestnut St., Orangeburg, SC	$ 3,900,000
Ex. C-2
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Port Crossing	WHLR-PCSC Associates, LLC	1021 Port Republic Road, Harrisonburg, VA	$ 6,200,000
Pierpont Center	WHLR-Pierpont Center, LLC	510-889 Venture Drive, Morgantown, WV	$ 7,400,000

Ex. C-3
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EXHIBIT E

ANCHOR GROCERY STORES

Individual Property	City, State	Anchor Tenant
Alex City Marketplace	Alexander City, AL	Winn Dixie
Cardinal Plaza	Henderson, NC	Food Lion
Franklin Village Center	Kittanning, PA	Shop 'n Save
Franklinton Square	Franklinton, NC	Food Lion
Grove Park Shopping Center	Orangeburg, SC	Food Lion
Harrodsburg Marketplace	Harrodsburg, KY	Kroger
Nashville Commons	Nashville, NC	Food Lion
Parkway Plaza	Brunswick, GA	Winn Dixie
Pierpont Centre	Morgantown, WV	Price Cutter
Port Crossing	Harrisonburg, VA	Food Lion
Riverbridge Shopping Center	Carrollton, GA	Ingles Markets
Sunshine Plaza	Lehigh Acres, FL	Fresco y Mas

Ex. C-4
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EXHIBIT F

FORMS OF WINN DIXIE ESTOPPELS

(See Attached.)

Ex. C-5
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